UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MidSouth Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

1

(4)	Date Filed:

2

MIDSOUTH BANCORP, INC.
102 Versailles Boulevard
Versailles Centre
Lafayette, Louisiana 70501
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Lafayette, Louisiana
April 17, 2018

We will hold our annual shareholders meeting on Wednesday, May 30, 2018, at 10:00 a.m., local time, at our corporate offices, located at 102 Versailles Boulevard, Lafayette, Louisiana 70501, where we will vote upon:

1.    the election of three directors for a term to expire in 2021;

2.	a proposal to approve the 2018 Long-term Incentive Compensation Plan;

3.	a proposal to approve a non-binding advisory resolution on the compensation of our named executive officers;

4.	a proposal to approve a non-binding advisory resolution on the frequency of future advisory votes on the compensation of our named executive officers;
5.    a proposal to ratify the appointment of Porter Keadle Moore, LLC                     (“PKM”) as the Company’s independent registered public accounting                 firm for the year ending December 31, 2018; and

6.	such other matters as may properly come before the meeting or any adjournments.

The items of business listed above are more fully described in the Proxy Statement accompanying this notice. If you were a holder of our common stock on April 5, 2018, you are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you expect to attend the annual meeting, it is important that your shares be represented and voted at the meeting.

PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY BY FOLLOWING THE INSTRUCTIONS FOR VOTING BY MAIL OR SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS FOR VOTING BY PHONE OR ON THE INTERNET. THANK YOU.

BY ORDER OF THE BOARD OF DIRECTORS

R. Glenn Pumpelly
Secretary to the Board

3

Internet Availability of Proxy Materials

A U.S. Securities and Exchange Commission rule allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 17, 2018, we send by mail a Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy materials, including our Proxy Statement and 2017 Annual Report, over the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of the annual meeting. However, if you received such a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

If you have received paper copies of the proxy materials and would prefer to receive only electronic copies of such materials, please contact Shaleen B. Pellerin at (337) 593-3011, or write to her at 102 Versailles Boulevard, Versailles Center, Lafayette, Louisiana 70501, if your shares are registered in your name, or by calling your bank, broker or other nominee.

If you hold our stock through more than one account, you may receive multiple copies of these proxy materials and must follow the instructions of each to vote all your shares of our stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2018.

Our Proxy Statement for the 2018 Annual Meeting and our Annual Report to shareholders for the year ended December 31, 2017 are available at www.envisionreports.com/MSL

MIDSOUTH BANCORP, INC.
102 Versailles Boulevard
Versailles Centre
Lafayette, Louisiana 70501

PROXY STATEMENT

This Proxy Statement is being sent to our shareholders to solicit on behalf of our Board of Directors proxies for use at our annual shareholders meeting (the “Annual Meeting”) to be held on Wednesday, May 30, 2018, at 10:00 a.m. at our corporate offices, located at 102 Versailles Boulevard, Versailles Center, Lafayette, Louisiana and at any adjournments thereof. Directions to attend the Annual Meeting, where you can vote in person, can be found on our website at MidsouthBank.com or may be obtained by calling Shaleen B. Pellerin at (337) 593-3011. This Proxy Statement is first being mailed to shareholders on or about April 17, 2018. As used in this Proxy Statement, the terms, “we,” “us,” “our” and the “Company” refer to MidSouth Bancorp, Inc., and the terms “MidSouth Bank” and the “Bank” refer to our wholly owned subsidiary, MidSouth Bank, N.A.

Only holders of our common stock as of the close of business on April 5, 2018, are entitled to notice of and to vote at the Annual Meeting. On that date, we had outstanding 16,621,811 shares of common stock, each of which is entitled to one vote. On that date, we also had outstanding shares of two series of non-voting preferred stock, our Senior Non-Cumulative Perpetual Preferred Stock, Series B and our 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C.

The presence, in person or by proxy, of holders of a majority of our common stock is needed to make up a quorum for the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum. In addition, shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will also be treated as present for quorum purposes.

The proposals to elect three directors to serve as members of our Board of Directors requires the affirmative vote of a plurality of the shares of common stock present, in person, or represented by proxy at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes are elected as directors, up to the maximum number of directors to be chosen. Thus, abstentions and broker non-votes will have no effect on this proposal. The proposal to approve the 2018 Long-term Incentive Compensation Plan (the “Plan”), the proposal to approve a non-binding resolution regarding the compensation of our named executive officers (the “Named Executive Officers” or “NEOs”), often called a “say-on-pay” proposal, the proposal to determine, on an advisory basis, the frequency of future say-on-pay proposals, and the proposal to ratify the appointment of Porter Keadle Moore, LLP (“PKM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018, each requires a majority of the votes cast at the Annual Meeting to be approved. Accordingly, abstention and broker non-votes will have no effect on these proposals.

Under the rules of the New York Stock Exchange (“NYSE”), if your broker holds your shares (i.e., in “street name”) and delivers this proxy statement to you, the broker generally has authority to vote the shares on “routine” matters. Item 5, the ratification of PKM as the Company’s independent registered public accounting firm, is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with Item 5. The other Items (1, 2, 3 and 4) are matters we believe will be considered “non-routine”; therefore, the broker is not entitled to vote your shares without instructions.

Each of these proposals was recommended by our Board of Directors. If any proposal comes before the Annual Meeting that has not been recommended by a majority of our “Continuing Directors,” as defined in our Articles of Incorporation, then approval of any such proposal requires the affirmative vote of at least 80% of the “Total Voting Power” of the Company, as defined in our Articles of Incorporation.

You may vote your shares by any one of the following methods:

•	By mail: Mark your votes, sign and return the proxy card or vote instruction form in the enclosed postage paid envelope.

•	By Internet: Log onto the website indicated on your enclosed proxy card or vote instruction form.

•	You may attend the Annual Meeting in person and use a ballot to cast your vote.

If you vote by the Internet, you do not need to send in your proxy card or vote instruction form. The deadline for Internet voting will be 10:00 a.m., Central Time, on May 29, 2018. If your shares are held in street name, and you wish to vote your shares at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy form that you must bring with you to the meeting to exchange for a ballot.

All proxies received in the enclosed form will be voted as you specify. If you sign and return your proxy form but do not specify how to vote your shares, your shares will be voted for the election of the director nominees named herein that have been recommended by the Board of Directors for election, for the proposal to approve the 2018 Long-term Incentive Compensation Plan, for the proposal to approve a non-binding advisory resolution on our compensation of our NEOs, for an annual say-on-pay vote with respect to the proposal to approve a non-binding advisory resolution on the frequency of future advisory votes on the compensation of our NEO, and for the ratification of the appointment of PKM. We do not know of any other matters to be presented at the Annual Meeting other than the election of directors and the approval of the other proposals described in this Proxy Statement, but if any other matter does come up, the persons named in the enclosed proxy will vote the shares covered by the proxy as determined by the Board of Directors.

You have the right to change and revoke your proxy at any time before the Annual Meeting. If you hold your shares in your name, you may contact our Corporate Secretary and request that another proxy card be sent to you. Alternatively, you may use the Internet to re-vote your shares, even if you mailed your proxy card or previously voted using the Internet. The latest-dated, properly completed proxy that you submit, whether through the Internet or by mail, will count as your vote. Please note that if you re-vote your shares by mail, your re-vote will not be effective unless it is received by our Corporate Secretary at the address specified herein prior to the Annual Meeting. If your shares are held in street name, you must contact your broker or other nominee and follow its procedures for changing your vote.

The cost of soliciting proxies will be borne by us. In addition to the mail, proxies may be solicited by our directors and officers through personal interview, telephone, facsimile, internet and e-mail. Banks, brokerage houses and other nominees or fiduciaries may be asked to forward these materials to their principals and to get authority to execute proxies, and we will, upon request, reimburse them for their expenses in so acting.

ANNUAL MEETING BUSINESS

Item 1. Election of Directors

Our Articles of Incorporation provide for three classes of directors, with one class to be elected at each annual meeting for a three-year term. The size of the board is currently set at nine members. At the Annual Meeting, three (3) Class I Directors will be elected to serve until the 2021 Annual Meeting or their earlier resignation, removal or death and until their successors are elected and qualified. Jake Delhomme and Timothy J. Lemoine, who are incumbent Class I Directors, have been nominated by the Board for reelection. In addition, D. Michael “Mike” Kramer has been nominated by the Board as a new director candidate. William M. Simmons will not be standing for reelection and will be retiring as a director upon the expiration of his current term at the Annual Meeting.

Unless you withhold authority, the persons named in the enclosed proxy will vote the shares covered by the proxies received by them for the election of the three (3) Class I director nominees named below that have been nominated and recommended by the Board. The Board of Directors has no reason to believe that any of the persons nominated and recommended by the Board is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

Other than the Board of Directors, only shareholders who have complied with the procedures described below under “Corporate Governance - Director Nomination” may nominate a person for election. No shareholder nominations for the election of directors were received in connection with the Annual Meeting.

The following table gives information as of April 5, 2018, about each person nominated by the Board for election as a director and each director whose term will continue after the Annual Meeting, including information regarding why we believe such person should serve as a director of the Company. Unless otherwise indicated, each person has had the principal occupation shown for at least the past five years.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Director Nominees for terms that expire in 2021 (Class I Directors)

Name	Age	Principal Occupation, Background & Qualifications
Jake Delhomme	43	Our Chairman of the Board; Business owner; Retired NFL Quarterback
Director since 2015
Mr. Delhomme’s proven leadership skills, team-building expertise and community-minded spirit have prepared him to serve as the Chairman of the Board. He has the vision and understanding to contribute broad perspective and insight to Board discussions on technology-driven products and services and strategic planning.

D. Michael “Mike” Kramer	60	Former Bank President & C.E.O.
Director Nominee
Mr. Kramer served as President and Chief Operating Officer of Atlantic Capital Bancshares, Inc. (NYSE: ACBI, “Atlantic Capital”) from November 2015 to December 2017 and was also a member of the Board of Directors of Atlantic Capital from November 2015 to October 2017. Prior to that, he served as Chief Executive Officer and President of First Security and FSG Bank, N.A. from 2011 through 2015, as Managing Director of Ridley Capital Group from 2010 to 2011, as director, Chief Executive Officer and President of Ohio Legacy Corporation from 2006 to 2010, and as Chief Operating Officer and Chief Technology Officer of Integra Bank Corporation from 1999 to 2004. Mr. Kramer serves as a member of the Board of Directors of the Chattanooga Area Chamber of Commerce, the Tennessee Banker’s Association and the UC Foundation.

Mr. Kramer has served as an Advisory Director of MidSouth Bank, N.A. and as a board consultant for MidSouth Bancorp, Inc. since January 2018. Mr. Kramer brings significant turnaround, regulatory and corporate governance experience which will be invaluable to us. He also brings significant operations and technology experience to our board.

Timothy J. Lemoine	67	Real Estate Investor; Independent Construction Consultant
Director since 2007
Mr. Lemoine’s leadership experience in the various aspects of the construction and real estate industries, including contract negotiations, investments activities, and risk management, provide the board with an important resource for assessing and managing risks and planning corporate strategy.

Director whose terms expire in 2019 (Class II Directors)

Name	Age	Principal Occupation, Background & Qualifications
Leonard Q. “Pete” Abington	80	Private Investor; Entrepreneur
Director since 2012
Mr. Abington’s professional experience serving as Chairman of the Boards of PSB Financial Corporation and Peoples State Bank; his in-depth understanding of the North Louisiana business climate including the agricultural, real estate and automobile industries; and his knowledge of our customer base is valuable to the Board.

Andrew G. Hargroder, M.D.	61	Physician
Director since 2017
Dr. Hargroder has served as director of the MidSouth Bank, N.A. Board since 2015. He has served on the Bank’s Risk & Compliance Committee and the regulatory compliance committees He brings significant knowledge of regulatory and compliance issues to our board. He was appointed to serve on the MidSouth Bancorp, Inc. board effective July 19, 2017 to fill a vacancy.

James R. McLemore	58
Our President & Chief Executive Officer and President & Chief Executive Officer of MidSouth Bank, N.A. since May 2017. Mr. McLemore previously served as our Interim President and Chief Executive Officer since April 2017 and Chief Financial Officer since July 2009.

Director since 2017
Mr. McLemore brings knowledge of the day-to-day management of the Bank in his role as President & Chief Executive Officer. Mr. McLemore was appointed to serve on the MidSouth Bancorp, Inc. board effective June 5, 2017 to fill a vacancy.

Director whose terms expire in 2020 (Class III Directors)

Name	Age	Principal Occupation, Background & Qualifications
James R. Davis, Jr.	65	Our Chairman of the Audit Committee; President, Quigley & Company, L.L.C. & Sabaka 8
Director since 1991
Mr. Davis’ extensive understanding of real estate, oil and gas, and related investment and financing activities provides the Board with the expertise in understanding financial statements, accounting methodologies and compensation practices which is essential to his service on the Audit Committee as our audit committee financial expert

Milton B. Kidd, III, O.D..	69	Optometrist, Kidd & Associates, L.L.C.
Director since 1996
Dr. Kidd’s corporate experience in the medical profession, in addition to his contacts in our Louisiana markets, provide a broad base of relevant financial and operations experience to our Company’s Board.

R. Glenn Pumpelly	59	Our Secretary to the Board; President, GP Holdings of Louisiana, L.L.C.
Director since 2007
Mr. Pumpelly’s experience and relationships in the energy industry as well as his past leadership involvement on various boards, including the Federal Reserve Board, gives him an intrinsic understanding of the Company’s financial strategic management which is a skill essential to the Board’s risk oversight function.

Item 2. Proposal to Approve the 2018 Long-term Incentive Plan

General. The 2018 Long-term Incentive Compensation Plan (the “2018 Plan”) was adopted on March 21, 2018 by the Company’s Board of Directors, subject to shareholder approval, to assist us in recruiting and retaining individuals with ability and initiative by enabling them to receive awards and participate in the future success of the Company by associating their interests with those of the Company and its shareholders. We are asking the Company’s shareholders to approve the 2018 Plan.

As of the date of this Proxy Statement, 161,847 shares of common stock remain available for grants under our current equity plan, the MidSouth Bancorp, Inc. 2007 Omnibus Incentive Compensation Plan (as amended and restated May 23, 2012) (the “2007 Plan”). If the shareholders do not approve the 2018 Plan, the limited number of shares of common stock remaining for issuance under the 2007 Plan will result in an insufficient number of shares of our common stock being available for issuance to achieve our incentive, recruiting and retention objectives, making it more difficult to meet our recruiting and retention needs. In addition, since the 2007 Plan became effective more than ten years ago, we are no longer able to issue under the 2007 Plan stock options that would qualify as incentive stock options.

As of the record date, an aggregate of 117,524 shares are issuable upon exercise of outstanding options with a weighted average exercise price of $13.57 and a weighted average remaining term of 4.66 years. As of the same date, 116,204 shares are subject to unvested restricted stock awards and a total of 16,621,811 shares of common stock issued and outstanding. Upon approval of the 2018 Plan at the Annual Meeting, no additional shares may be issued under the 2007 Plan. Awards previously granted under the 2007 Plan will remain outstanding in accordance with their terms.

The 2018 Plan became effective at the time of its adoption by the Company’s Board of Directors, subject to shareholder approval, and, assuming the shareholders approve the 2018 Plan, will remain in effect, subject to the right of the Board of Directors to amend or terminate the 2018 Plan, until the date all of the shares of our common stock subject to the 2018 Plan have been issued and are no longer subject to any risk of forfeiture. Incentives may be granted on and after the Board of Directors’ adoption of the 2018 Plan, except no Restricted Stock or Performance Shares may be granted, and no Incentives may be settled in shares of common stock, unless and until the shareholders approve the 2018 Plan.

Key Data. As of the record date, the Company had 16,621,811 shares of common stock issued and outstanding, and the per share closing price of the Company’s common stock as reported on the NYSE was $13.20. As noted previously, if the 2018 Plan is approved by shareholders at the Annual Meeting, no additional awards will be granted under the 2007 Plan.

Overhang and Potential Dilution. The following table provides certain additional information regarding total options and restricted awards outstanding under the Company’s existing equity plans as of December 31, 2017 and April 5, 2018.

Overhang
Outstanding stock options
Unvested restricted stock awards	58,090	116,204
Shares available for grant under the 2007 Plan	182,288	161,847

Potential dilution is a ratio representing the sum of (1) the total number of shares underlying outstanding equity awards and (2) the total number of shares available for future awards, divided by the sum of (a) the total number of shares underlying outstanding equity awards, (b) the total number of shares available for future awards and (c) the total number of shares of common stock outstanding. As of April 5, 2018, the Company’s potential dilution under the existing plans was approximately 2.32%. If the 2018 Plan had been in effect on April 5, 2018 under these circumstances, and assuming the cancellation of the remaining shares under the 2007 Plan upon approval of the 2018 Plan, the Company’s potential dilution would be approximately 4.56%.

Burn Rate. The following table provides certain additional information regarding the Company’s burn rate for the last three years.

	Year Ended December 31,			Three-Year Average Burn Rate
	2015	2,016	2017
Stock options granted	5,000	5,000	0
Restricted stock granted	11,250	4,439	52,068
Total shares granted	16,250	9,439	52,068
Weighted average common shares outstanding	11,309,000	11,263,000	14,107,000
Burn rate	0.14%	0.08%	0.37%	0.20%

While the Company is aware of the potential dilutive effect of equity awards, the use of equity is a key component of the Company’s compensation program and the Company remains mindful of its responsibility to shareholders in granting equity awards.

Summary of the 2018 Plan. The following description of the 2018 Plan is a summary, does not purport to be a complete description and is qualified in its entirety by the full text of the 2018 Plan. Shareholders are encouraged to read the 2018 Plan in its entirety, which is set forth in Appendix A to this proxy statement.

Purpose. The purpose of the 2018 Plan is to increase shareholder value and to advance the interests of the Company and its subsidiaries by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such persons and shareholders.

Eligibility. The 2018 Plan provides that awards may be granted to key employees and directors (including officers and directors who are full-time employees and non-employee directors) of the Company and its subsidiaries. If shareholders approve this proposal, approximately 446 employees and eight non-employee directors would be eligible to receive awards under the 2018 Plan, as of April 17, 2018.

Administration of the 2018 Plan. The Company will bear all expenses of administering the 2018 Plan. The Compensation Committee (the “Committee”) of the Company’s Board of Directors administers the 2018 Plan and has plenary authority to award Incentives under the 2018 Plan, to interpret the 2018 Plan, to establish any rules or regulations relating to the 2018 Plan that it determines to be appropriate, to delegate its authority with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or non-employee directors, to accelerate the exercisability or settlement of an Incentive, and to make any other determination that it believes necessary or advisable for the proper administration of the 2018 Plan. The Board, however, will have the authority to award Incentives under the 2018 Plan to non-employee directors of MidSouth and to otherwise administer the 2018 Plan with respect to Incentives granted to non-employee directors.

Types of Incentives. The Committee will be authorized under the 2018 Plan to grant the following types of Incentives, either individually or in combination: incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”); stock appreciation rights (“SARs”); restricted stock and restricted stock units (“RSUs”); performance shares and performance units; cash-based awards and other stock-based awards; each of which is described below.

Shares Issuable through the 2018 Plan. The maximum number of shares of common stock available for Incentives under the 2018 Plan is 560,000 shares. Proportionate adjustments will be made to the number of shares of common stock subject to the 2018 Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock. The Committee also will amend the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. The maximum number of shares of common stock available for issuance under the 2018 Plan will be reduced by the full number of shares of common stock covered by Incentives granted under the 2018 Plan. This reduction will include the full number of shares of common stock covered by an

Incentive, regardless of whether (i) any shares of common stock are tendered in payment of the exercise or strike or purchase price of any stock option or SAR or other Incentive, (ii) any such stock option, SAR, or other Incentive covering shares of common stock under the 2018 Plan ultimately is settled in cash or by delivery of shares of common stock (either by share netting, an attestation process, or actual delivery), (iii) shares of common stock are used to satisfy any tax withholdings, or (iv) shares of common stock are repurchased by the Company with Option or SAR proceeds. If, however, any Incentive granted under the 2018 Plan terminates, expires, is forfeited because any performance or time-based vesting requirements were not satisfied, or lapses for any reason, without the issuance of shares of common stock, the shares of common stock subject to such Incentive shall again be available for grant under the 2018 Plan.

Minimum Vesting Period. Subject to the Committee’s discretion to provide in the terms of the Incentive or otherwise for accelerated vesting under certain circumstances, the 2018 Plan requires at least 95% of the shares of common stock attributable to Incentives granted under the 2018 Plan to have a minimum vesting and/or performance period as of the date of grant of at least one year. For avoidance of doubt, the minimum vesting restriction may not be waived or superseded by any provision in separate agreements.

Annual Limits on Awards. Under the 2018 Plan, the maximum number of shares of common stock with respect to which stock-based Incentives may be granted in any plan year to any individual participant (other than non-employee directors) will be 250,000 shares in the aggregate (twice that limit for Incentives granted in the plan year in which the participant first commences employment or service). Under the 2018 Plan, the maximum dollar amount of any cash-based incentives granted in any calendar year to any individual participant will be $1,000,000 in the aggregate determined as of the date of grant (twice that limit for Incentives granted in the plan year in which the participant first commences employment or service). The sum of the grant date fair value of all Incentives payable in shares of common stock that may be granted in any plan year to a non-employee director may not exceed $100,000 (twice that limit for Incentives granted in the plan year in which the non-employee director first commences service).

Stock Options. The Committee may grant stock options (NQOs or ISOs) to purchase shares of common stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the common stock on the date of grant. The term of an option will also be determined by the Committee, provided that the term of an ISO may not exceed 10 years. Subject to the rules on repricings, the Committee may approve the purchase by MidSouth of an unexercised option from the optionee by mutual agreement for the excess of the fair market value of the shares covered by such option over the exercise price. ISOs will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The option exercise price may be paid in cash, in shares of common stock, in a combination of cash and shares of common stock, through a broker-assisted exercise arrangement, through net exercise or in such other manner as may be authorized by the Committee.

Dividends will not be paid or issued with respect to stock options granted under the 2018 Plan.

Restricted Stock and Restricted Stock Units. Shares of common stock may be granted by the Committee to an eligible participant and made subject to forfeiture and such other restrictions regarding their sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock and/or restricted stock units will be subject to such restrictions as the Committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of service. Restricted stock units are similar to restricted stock except that no shares are actually awarded to the participant on the date of grant. Subject to the restrictions provided in the participant's award agreement and the 2018 Plan, a participant receiving restricted stock will have the voting rights of a shareholder as to such shares. A participant will have no voting rights with respect to any restricted stock units granted. Dividends may accrue with respect to unvested Restricted Stock and RSUs, but will not be paid or issued unless and until such Restricted Stock or RSU is fully vested and the shares of common stock are issued. For the avoidance of doubt, dividend payouts are prohibited on unvested Restricted Stock and RSU Incentives.

Stock Appreciation Rights. A stock appreciation right, or “SAR,” is a right to receive, without payment to us, a number of shares of common stock, cash or any combination thereof, the amount of which is determined by the Committee. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option. A SAR granted in conjunction with a stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option. SARs granted in combination with ISOs will be subject to certain additional requirements necessary for the ISOs to qualify as such.

The 2018 Plan confers on the Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as any stock option to which it relates.

Upon exercise of a SAR, the holder is entitled to receive an amount equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone without reference to a related stock option, an amount equal to the fair market value of a share of common stock as of the date of grant of the SAR, as determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of common stock, cash or any combination of common stock and cash. No participant shall, as a result of receiving a SAR, have any rights as a shareholder unless and until the date the SAR is exercised and then only to the extent that the SAR is settled by the issuance of shares of common stock.

No dividend will be paid or issued with respect to SARs granted under the 2018 Plan.

Performance Shares and Performance Units. Performance shares and performance units consist of the grant by MidSouth to an eligible participant of a contingent right to receive shares of common stock or cash with or without any payment by the participant. Each performance share and/or performance unit will be subject to the achievement of performance objectives by MidSouth, a business unit, a department or a subsidiary by the end of or within a specified period. The number of shares granted and the performance criteria will be determined by the Committee. The award of performance shares and/or performance units will not create any rights in a participant as a shareholder of MidSouth unless and until the issuance of shares of common stock with respect to an award. Performance shares or performance units may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of common stock during the period beginning on the date of grant of an award and ending when the award is settled or forfeited; but, such dividend equivalents will not be paid or issued until such performance shares or performance unit awards are fully vested. For the avoidance of doubt, dividend equivalent payouts are prohibited on unvested performance shares or performance units.

The following are examples of performance objectives that may be used for performance-based Incentives: revenue, earnings (including earnings before interest, taxes, depreciation and amortization), operating income, net income, profit margins, earnings per share, return on assets, return on equity, return on average equity, return on tangible equity, net interest margin, economic value-added, stock price, volume of business, market share, book value, expense management, cash flow, customer satisfaction, credit quality, credit performance, employee retention, compliance standards, and any other industry based criteria utilized in measuring the performance of a financial services company.

Cash-Based Awards. Subject to the terms and provisions of the 2018 Plan, the Committee, at any time and from time to time, may grant cash-based awards in such amounts and upon such terms as the Committee may determine. A cash-based award may be subject to substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon satisfaction of such terms and achievement of such objectives as the Committee shall determine and set forth in the Incentive agreement.

Other Stock-Based Awards. The Committee is also authorized to grant such other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2018 Plan.

Repricing; Cancellation and Re-Grant of Incentives. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Incentive under the 2018 Plan, (ii) provide for the exchange of a stock option, SAR or other purchase right granted under the 2018 Plan for cash or any other Incentive when the exercise price or strike or purchase price of such stock option, SAR or purchase right, respectively, is greater than or equal to the fair market value of a share of common stock or (iii) cancel and re-grant any outstanding Incentive under the 2018 Plan in a manner that would constitute a repricing of such Incentive under applicable accounting rules, in each case unless the shareholders of the MidSouth have approved such an action within twelve (12) months prior to such an event; provided, however, that this provision shall not prevent cancellations of Incentives upon expiration or termination of such Incentives and the return of the underlying shares of common stock to the 2018 Plan for future issuance as described above.

Extension of Term of Incentive. Notwithstanding any provision of the 2018 Plan providing for the maximum term of an Incentive, in the event any Incentive would expire prior to exercise, vesting or settlement because trading in shares of common stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Incentive (or provide for such in the applicable Incentive Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the participant to realize the value of the Incentive, provided such extension (i) is permitted by law, (ii) does not violate Section 409A of the Code with respect to the Incentive, and (iii) does not otherwise adversely impact the tax consequences of the Incentive (such as ISOs and related Incentives).

Termination of Service. If a participant ceases to provide services to the Company or its subsidiaries, for any reason, including death, any Incentive may be exercised, will vest or will expire at such time or times as may be determined by the Committee in the Incentive agreement with the participant.

Change in Control. Upon a “Change in Control” (as defined in the 2018 Plan) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Incentives shall be assumed by, or substituted with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event that the surviving corporation in a Change in Control refuses to assume or substitute for an Incentive, the Incentive will become fully vested or exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Incentives shall lapse, provided that any Incentives subject to performance-based vesting shall vest based on the greater of (i) actual performance as of the Change in Control or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control. Unless the Incentives shall be assumed by, or substituted with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee, without the need for the consent of any participant may either (i) allow all participants to exercise such options, SARs and purchase rights, to the extent then exercisable or to become exercisable upon the transaction, within a reasonable period prior to the consummation of the Change in Control and cancel any such Incentives that remain unexercised upon consummation of the Change in Control, and/or (ii) cancel any or all of such outstanding Incentives in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the participant would have received (net of the exercise or purchase price with respect to any options, SARs or purchase rights) if such vested Incentives were settled or distributed. Stock options, SARs and other purchase rights with exercise or purchase prices that equal or exceed the then fair market value of the shares of common stock in the transaction may be cancelled without any consideration therefor.

Transferability of Incentives. No Incentives granted under the 2018 Plan may assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a domestic relations court order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable, except in the case of certain transfers to permitted transferees as described in the 2018 Plan.

Section 162(m) Transition Rule. If and to the extent that the Committee grants an Incentive that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, prior to the enactment of the Tax Cuts and Jobs Act of 2017, or grants an Incentive in substitution for any such Incentive, then the Incentive shall be (i) subject to such terms and conditions as are required for the Incentive to continue to qualify under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code under the Tax Cuts and Jobs Act of 2017, as the Committee shall determine, (ii) the Incentive will be administered by a sub-committee of the Committee which is comprised of two or more members that qualify as “outside directors” under Section 162(m) of the Code prior to the enactment of the Tax Cuts and Jobs Act of 2017, and (iii) none of the provisions of the 2018 Plan shall apply to such Incentive to the extent such provisions would result in the Incentive no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code prior to the Tax Cuts and Jobs Act of 2017.

Clawback Provision. All Incentives (whether vested or unvested) will be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of the exchange on which the Company’s common stock is then listed or the terms of any recoupment, clawback, or similar policy in effect at the Company from time to time, which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares of common stock acquired upon payment of the awards.

Banking Regulatory Provision. All Incentives will be subject to any condition, limitation, or prohibition under any financial institution regulatory policy or rule to which the Company or any of its subsidiaries is subject.

Amendments to the 2018 Plan. The Board may amend or discontinue the 2018 Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair in a materially-adverse way, without the consent of the recipient, an Incentive previously granted; and provided further, that an amendment to (i) materially increase the number of shares of Common Stock issuable through the 2018 Plan, (ii) materially modify the eligibility requirements, (iii) materially increase the benefits under the 2018 Plan or (iv) change the performance conditions or related limits set forth in the 2018 Plan for Incentives that are intended to be performance-based compensation under the special transition rule of Section 162(m) of the Code, must be approved by the shareholders of MidSouth.

Federal Income Tax Consequences. Under existing federal income tax provisions, a participant who receives stock options, SARs, RSUs or performance share units or who receives shares of restricted stock or performance shares that are subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) will not normally realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

When a non-qualified stock option granted pursuant to the 2018 Plan is exercised, the recipient will realize ordinary income measured by the excess of the aggregate fair market value of the shares of common stock on the exercise date over the aggregate purchase price of the shares of common stock as to which the option is exercised, and, subject to the limits of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the recipient is required to treat as ordinary income.

An employee, generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may subject the holder of the option to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed to the extent it exceeds federal regular individual income tax, and it is intended to ensure that individual taxpayers who have economic income do not avoid income tax by taking advantage of exclusions, deductions and credits for regular tax purposes. An optionee will recognize capital gain or loss in the amount of the excess of the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option over the exercise price, provided the optionee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the “required holding periods”). An optionee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the excess of the fair market value of the stock on the date of exercise over the option price paid for the stock. The remaining gain, if any, will be capital gain (Short-term or Long-term depending upon how long the employee held the shares). We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the optionee disposes of the common stock received upon exercise before the expiration of the required holding periods.

If the exercise price of an option is paid by the surrender of previously owned shares, the tax consequences will be different than those described above.

When a SAR is exercised, the participant will recognize ordinary income upon receipt of the shares of common stock or cash that he receives pursuant to the formula previously described, and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the same year and in the same amount.

An employee who receives restricted stock, restricted stock units, performance shares or performance units will normally recognize taxable income on the date the restricted stock or performance shares become transferable or no longer subject to substantial risk of forfeiture or the date shares of common stock are issued in settlement of the RSUs or performance share units. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price (but only with respect to restricted stock or performance shares subject to forfeiture). Subject to the limitations imposed by Section 162(m) of the Code, MidSouth will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by MidSouth.

A participant who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and, subject to the limitations of Section 162(m) of the Code, the amount of the cash award will be deductible by MidSouth.

Upon a change in control of us, the value of the exercisability or vesting of an Incentive granted under the 2018 Plan that is accelerated, any excess on the date of the change in control, if any, may be characterized as Parachute Payments (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such payments (contingent on the change in control) received by the employee equals or exceeds an amount equal to three times the “Base Amount” for such employee. The Base Amount generally is the average of the annual taxable compensation of such employee from us for the five years preceding the year in which such change in ownership or control occurs. An Excess Parachute Payment, with respect to any employee, then is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Excess Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment, and we will be denied any deduction with respect to such Excess Parachute Payment.

Incentives granted under the 2018 Plan are intended to be exempt from the treatment of nonqualified deferred compensation subject to Section 409A of the Code. However, the Company is not liable if and to the extent an Incentive fails to be exempt from, or otherwise comply with, Section 409A of the Code.

The 2018 Plan permits a participant to elect to have a sufficient number of shares withheld to satisfy the participant's withholding tax obligation with respect to the grant or vesting of an Incentive (to the extent that will not result in adverse financial accounting consequences).

The foregoing is only a summary of the effect of federal income taxation upon the Company and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits. As discussed more fully below under “Board Fee Schedule,” the Company has adopted a new fee structure for non-employee directors. Under the new fee structure, if shareholders approve the 2018 Plan, beginning in 2018 compensation for non-employee directors will include an annual equity award of restricted stock in the amount of $15,000, with shares determined based on the 30-day average closing price of the Company’s common stock as of May 30, 2018. The non-employee director who serves as the Chairperson of the Board will also receive an additional $15,000 in grant date restricted stock value. The Company anticipates making these grants of restricted stock to non-employee directors under the 2018 Plan if shareholders approve the 2018 Plan at the Annual Meeting. The annual restricted stock awards to the non-employee directors will vest in full on the one year anniversary of the grant. The following table sets forth certain information regarding the anticipated grants of restricted stock to the non-employee directors (assuming that all of the director nominees are elected at the Annual Meeting).

New Plan Benefits 2018 Long-Term Incentive Compensation Plan
Name and Position	Dollar Value ($) (1)
Non-employee director group (8 persons)	135,000
(1) Dollar value reflects the aggregate value of restricted stock awards anticipated to be granted to all non-employee directors. The number of shares will be determined based on the 30-day average closing price of the Company’s common stock as of May 30, 2018 and, therefore, cannot be determined at this time.

Other than the anticipated grants of restricted stock to the non-employee directors discussed above, no determination has yet been made as to the awards, if any, that any individuals who would be eligible to participate in the 2018 Plan will be granted in the future if shareholders approve the 2018 Plan at the Annual Meeting and, therefore, the benefits to be awarded under the 2018 Plan are not currently determinable.

Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2017, relating to shares of the Company’s common stock that may be issued under our 2007 Plan, which is the only compensation plan under which equity securities are authorized for issuance.

Plan Category			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1) (#)
(a)			(c)
Equity compensation plans approved by security holders	188,275	$14.14	182,288 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	188,275	$14.14	182,288
(1) This table does not include the 560,000 shares to be reserved for issuance under the 2018 Equity Compensation Plan if shareholders approve Proposal Two at the Annual Meeting.
(2) This number reflects securities remaining available for future issuance under the 2007 Plan as of December 31, 2017. If the 2018 Plan is approved by shareholders at the Annual Meeting, no additional awards will be granted under the 2007 Plan.

Vote Required. Approval of the 2018 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present at the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE 2018 LONG-TERM INCENTIVE COMPENSATION PLAN.

Item 3. Proposal to Approve a Non-Binding Advisory Resolution on the Compensation of our Named Executive Officers

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking advisory shareholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement, commonly known as a “say-on-pay” proposal. At the 2017 Annual Meeting, our shareholders expressed their continued support of our executive compensation programs by approving the non-binding advisory vote on our executive compensation for 2016. A majority of our shareholders previously expressed a preference for holding say-on-pay votes every year. Accordingly, we intend to hold annual say-on-pay votes.

Shareholders are being asked to vote on the following advisory resolution:

“Resolved, that the shareholders hereby approve the compensation of our Named Executive Officers as reflected in the Proxy Statement for the Annual Meeting and as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and all related material in the Proxy Statement.”

Shareholders are encouraged to carefully review the executive compensation sections of this Proxy Statement outlining the Company’s executive compensation program. The Board of Directors believes that the Company’s compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of shareholders, and, accordingly, recommends a vote in favor of this resolution.

If this resolution is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board of Directors or Compensation Committee of the Board, nor create or imply any additional fiduciary duty by the Board of Directors or the Compensation Committee. However, while not binding, the Board of Directors and the Compensation Committee will consider the non-binding vote of our shareholders on this resolution when reviewing compensation policies and practices in the future.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Item 4. Proposal to approve a Non-binding Advisory Resolution on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

As required by Section 14A of the Exchange Act, we will include not less frequently than once every three years in our proxy statement for a meeting of shareholders where executive compensation disclosure is required, an advisory resolution such as Proposal 3 for a non-binding shareholder vote relating to the compensation of the Company’s Named Executive Officers that is often referred to as a “say-on-pay” proposal. We are requesting your vote to advise us of whether you believe future say-on-pay proposals should occur every one, two or three years. Our stockholders voted on a similar proposal in 2012 with the majority voting to hold the say-on-pay vote every year. The Board of Directors recommends that we continue to conduct say-on-pay votes every year so that our stockholders may annually express their views on our executive compensation program.

Note that shareholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three-year frequency or an opportunity to abstain from voting on the proposal. Your vote on this proposal will be non-binding on us and the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future decisions on the inclusion of such proposals in the proxy materials as it deems appropriate.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EVERY “1-YEAR” WITH RESPECT TO THE PROPOSAL ON THE FREQUENCY OF THE APPROVAL OF FUTURE NON-BINDING ADVISORY SAY-ON-PAY RESOLUTIONS.

Item 5. To ratify the appointment of Porter Keadle Moore, LLC (‘‘PKM’’) as the Company’s independent registered public accounting firm for the year ending December 31, 2018

The Audit Committee of the Board of Directors has appointed the firm of PKM to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Our organizational documents do not require that our shareholders ratify the appointment of the independent registered public accounting firm, but we do so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PKM, but still may retain them. Even if the appointment is ratified, the Audit Committee may change, in its discretion, the appointment at any time if it determines that it would be in the best interests of our Company and our shareholders to do so.

Representatives of PKM will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

During the period covering the fiscal years ended December 31, 2017 and 2016, Porter Keadle Moore, LLC performed the following professional services:

Description	2017	2016
Audit Fees	$312,730	$237,082
Tax Fees	$19,360	$29,420

Audit Fees. This category includes aggregate fees billed for professional services rendered by Porter Keadle Moore, LLC for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2017 and 2016, including the audit of internal controls over financial reporting; review of the annual report on Form 10-K; review of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC; and the review of regulatory filings included in documents filed with the SEC, including out of pocket expenses. During 2017, approximately $44,000 was incurred related to the capital offering.

Tax Fees. This category includes aggregate fees billed for professional services by Porter Keadle Moore, LLC for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

Pre-Approval Policy. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for services performed to date. The Audit Committee may also preapprove particular services on a case-by-case basis. The Audit Committee approved all of the services performed by Porter Keadle Moore, LLC in 2017.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PORTER KEADLE MOORE, LLC (“PKM”) AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Committee reviewed and discussed the audited financial statements with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures contained in the financial statements. The Committee also discussed with the independent auditors the matters required to be discussed by applicable Auditing Standards as periodically amended. The Committee also received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

The Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

By the members of the Audit Committee:

James R. Davis, Jr., Chairman Andrew G. Hargroder, M.D. Milton B. Kidd, III, O.D. R. Glenn Pumpelly

Item 6. Such other matters as may properly come before the Annual Meeting or any adjournments

The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies as directed by the Board of Directors.

Corporate Governance

Shareholder, Board and Committee Meetings. The following chart details the current composition of the Board and its committees and includes the number of meetings held by each group in 2017. For additional information on the committees, see “Standing Board Committees” below.

Director	Independent Director	Holding Company Board (1)	Bank Board	Committees of the Holding Company Board
				Audit	Comp	Exec	Corp Gov & Nom
Leonard Q. Abington	Yes	Member	Member	--	--	--	--
James R. Davis Jr.	Yes	Member	Member	Chair	Member	Member	--
Jake Delhomme	Yes	Member	Member	--	Chair	Chair	Member
Andrew G. Hargroder, M.D. (2)	Yes	Member	Member	Member	--	--	Member
Milton B. Kidd III, O.D.	Yes	Member	Member	Member	--	--	--
Timothy J. Lemoine	Yes	Member	Member	--	--	--	Member
R. Glenn Pumpelly	Yes	Member	Member	Member	Member	Member	Chair
William M. Simmons (4)	Yes	Member	Member	--	--	--	--
James R. McLemore (3)	No	Member	Member	--	--	Member	--
Number of Meetings Held in 2017		9	13	11	9	12	9
(1) Troy M. Cloutier, Joseph V. Tortorice, Jr. and C.R. Cloutier each resigned from the Board effective June 15, 2017, December 26, 2017 and March 2, 2018, respectively. Joseph V. Tortorice, Jr. served as Vice Chairman of the Board, Chairman of the Compensation Committee, and a member of the Executive and Corporate Governance & Nominating Committees until his resignation.
(2) Andrew G. Hargroder, M.D. was appointed to the Board as a Class II director on July 19, 2017.
(3) James R. McLemore was appointed to the Board as a Class II director on June 5, 2017.
(4) William M. Simmons will not be standing for reelection and will be retiring as a director at the Annual Meeting.

All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served during 2017. While we encourage all Board members to attend the annual shareholder meeting, there is no formal policy as to their attendance. All directors attended the 2017 Annual Meeting.

Board Independence. Each year, our Corporate Governance and Nominating Committee review the relationships that each director has with us and with other parties. Only those directors who do not have any relationships that keep them from being independent within the meaning of applicable NYSE rules and who the Committee finds have no relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities are considered to be “independent directors.” The Committee reviews several factors to evaluate independence, including the directors’ relationships with us and our competitors, suppliers and customers; the relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which they are directors or executive officers. After evaluating these factors, the Committee determined all the current directors, other than Mr. McLemore, are independent within the meaning of applicable NYSE and SEC rules. Mr. McLemore is our current President and Chief Executive Officer.

In determining the independence of Mr. Abington and Mr. Lemoine the Corporate Governance and Nominating Committee considered that such persons were engaged to provide consulting services to the Company. The Committee concluded that the limited nature of the services provided, and the amounts paid to such persons (Mr. Abington - $31,295 and Mr. Lemoine - $57,146) for such services were not material and did not impair their respective independence.

Director Training.  We are committed to education and training in essential “best practices” for community banking. We provide our directors with current regulatory expectations for the execution of their duties as directors of the Company and the Bank.  Our directors have the opportunity to attend education programs provided by federal banking regulators, including the Office of the Comptroller of the Currency, as well as other educational sessions directed to the due and proper execution of their duties.  Such educational training includes presentations to the full Board of Directors on issues such as Bank Secrecy Act-Anti-money laundering, cybersecurity, information security, and business continuity by our in-house Information Security Officer as well as off-site certification programs including the Certified Community Bank Director designation (CCBD), which is a collaboration of and administered by the Independent Bankers Association of Texas (IBAT) and the SW Graduate School of Banking Foundation (SWGSB).  Currently, over half of our Board members have obtained the CCBD designation.  In addition, Board members take an active role in the monitoring and development of information security, cybersecurity strategy, and risk assessment programs at the Bank.

Leadership Structure and Risk Management. The Board believes that our leadership structure, with separate persons serving as our Chairman of the Board and Chief Executive Officer (“CEO”), is in the best interest of our shareholders at this time. We believe this structure recognizes the differences between the two roles. Our CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while our Chairman of the Board provides guidance to our CEO and sets the agenda and presides over meetings of the full Board of Directors. We believe that the role of a separate Chairman, who is also an outside director, also helps enhance the independent oversight of management of the Company and helps to ensure that the Board is engaged with the Company’s strategy and how well it is being implemented.

In addition to the roles outlined above, the Board takes an active role in overseeing the management, operations, risk, and soundness of the Company.  The Chairman of the Board and the Audit Committee Chairman serve as voting members of the Bank’s Credit Risk Committee, formerly Special Assets Committee.  In addition, the Chairman of the Company’s Audit Committee also chairs the Bank’s Risk and Compliance Committee.  The Bank’s Risk and Compliance Committee assures that we maintain an effective system for identifying, measuring, monitoring, and controlling entity wide risk, including cybersecurity risk. The Committee along with the Audit Committee also provides for the oversight of the quality and integrity of accounting, financial reporting, risk management, and control practices of the Company. We believe that such active Board participation strengthens the Company’s operations.

Shareholder and Interested Party Communications. Shareholders and all interested parties may communicate directly with the Board, the Chairman of the Board or the individual chairmen of committees by writing to them at P.O. Box 3745, Lafayette, Louisiana 70502. We will forward, and not screen, any mail we receive that is directed to an individual, unless we believe the communication may pose a security risk.

Code of Ethics. The Board has adopted a Code of Ethics and Corporate Governance Principles for our directors, officers and employees to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. Copies of both documents are posted on the Investor Relations page of our website at MidsouthBank.com. A printed copy of our Code of Ethics and Corporate Governance Principles are available to any shareholder that requests it in writing from our Corporate Secretary. In addition, should there be any waivers of or amendments to these documents, those waivers or amendments will be posted on our website.

Standing Board Committees. The Board has an Audit Committee, an Executive Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each of these committees operates pursuant to a charter. The charters are available on the Investor Relations page of our website at MidsouthBank.com. A printed copy of each document is also available to any shareholder that requests it in writing from our Corporate Secretary.

Audit Committee. The responsibilities of the Audit Committee are set forth in our Audit Committee Charter. The Board has determined that each of the Audit Committee members has the requisite expertise generally required of an audit committee member under NYSE’s requirements as to independence, financial literacy and experience applicable to Audit Committee members and that the Chairman of the Audit Committee, Mr. Davis, is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

Executive Committee. The responsibilities of the Executive Committee are set forth in our Executive Committee Charter. Its duties include oversee shareholder relations, banking regulator relations and examinations, and S.E.C. reporting.

Compensation Committee. The responsibilities of the Compensation Committee are set forth in our Compensation Committee Charter. The board has made a determination that each of the members of the Compensation Committee satisfies the NYSE’s independence requirements for Compensation Committee members. It is responsible for evaluating the performance and approving the compensation of our executive officer, administering our 2007 Omnibus Incentive Compensation Plan, administering our Severance Plan, and will administer the 2018 Long-term Incentive Compensation Plan if approved by shareholders.

Corporate Governance and Nominating Committee. The responsibilities of the Corporate Governance and Nominating Committee are set forth in our Corporate Governance and Nominating Committee Charter. It is responsible for making determinations of director independence, assessing overall and individual Board performance and recommending director candidates, including recommendations submitted by shareholders.

Director Nominations. It is the Corporate Governance and Nominating Committee’s policy that candidates for director have high personal and professional integrity, proven ability and judgment, and skills and expertise appropriate for serving the long-term interests of our shareholders. While we have not adopted a written diversity policy with respect to the composition of our Board, when selecting new, non-management candidates to serve on the Board, the Corporate Governance and Nominating Committee seeks directors with diverse experiences and perspectives. The committee considers, among other things, diverse backgrounds, professional experience, education and community involvement, as well as racial and gender diversity that would benefit the Board’s deliberations and decisions. The Committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the Committee reviews their service, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and (2) in the case of new director candidates, appropriate inquiries into their backgrounds and qualifications are made after considering the needs of the Board. The Committee meets to discuss and consider such candidate’s qualifications, including whether the nominee is independent within the meaning of NYSE rules, and then recommends a candidate to the Board. In seeking potential nominees, the Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm, although to date it has not done so.

The Committee will consider director candidates nominated by shareholders who follow the procedures set out in Article IV (H) of our Articles of Incorporation. To nominate a candidate for election as a director, pursuant to Article IV (H), unless otherwise required by law, the nominating shareholder individually, or together with a nominating shareholder group, must hold at least 3% of the total voting power of the Company’s securities that are entitled to be voted on the election of directors.  In addition, such securities must have been held continuously for at least three years as of the date of the notice of such nomination and must continue to be held through the date of the subject election of directors. In addition, any shareholder or group that makes a nomination must confirm that he, she or they are not holding any of the Company’s securities with the purpose, or with the effect, of changing control of the Company. Further, any shareholder nominee for election as a director must also meet the objective criteria for “independence” of the NYSE.

Pursuant to Article IV (H), any such shareholder nomination delivered to the Company should include the following:

•	as to each person whom you propose to nominate:

-	his or her name, age, business address, residence address, principal occupation or employment,

-	the number of shares of our stock of which the person is the beneficial owner, and

-	any other information relating to the person that would be required to be disclosed in solicitations of proxies for the election of directors by Regulation 14A under the Exchange Act; and

•	as to the nominating shareholder or nominating shareholder group:

-	the name of the shareholder making such nomination, or if a group, the name of each shareholder in such nominating group,

-	the business address, or if none, residence of the nominating shareholder or members of a nominating group,

-	the number of shares of our stock of which such shareholder or nominating group are the beneficial owner,

-	a statement that the nominee, if elected, consents to serve on the Board of Directors,

-	the disclosures regarding the director nominee that would be required by Schedule 14A under the Exchange Act,

-	a description of any agreements, arrangements or relationships between the nominating shareholder or nominating group giving the notice and the nominee,

-
a statement regarding whether the nominating shareholder or any member of the nominating group has been involved in any litigation adverse to the Company or any of its subsidiaries within the past ten years and, if so, a description of such litigation, and

-	a statement that, to the best of the nominating shareholder’s or nominating group’s knowledge, such nominee meets the Company’s director qualification standards then in effect.

Shareholder nominations for election must be provided to the Company no earlier than 150 calendar days, and no later than 120 calendar days, before the anniversary of the date that we mailed our proxy materials for the prior year’s Annual Meeting, except that, if we did not hold an Annual Meeting during the prior year, or if the date of the meeting has changed by more than 30 days from the prior year (or if we are holding a special meeting or conducting an election of directors by written consent) then such nomination must be transmitted to us within a reasonable time before we mail proxy materials for such meeting.

An inspector, not affiliated with us and appointed by our Corporate Secretary, will determine whether the notice provisions described above were met. If they determine that you have not complied with Article IV (H), your nomination will be disregarded. The foregoing is only a summary of the shareholder nomination procedures included in Article IV (H) of our Articles of Incorporation, is not complete and is qualified in its entirety to the full text of Article IV (H). You are encouraged to read the full text of Article IV (H) prior to submitting any nomination for election as a director of the Company.

The Committee will also consider director candidates recommended (but not nominated) by shareholders so long as such recommendations are received at least 120 days before the anniversary date that we mailed our proxy materials for the prior year’s annual meeting.

The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was nominated or recommended by a shareholder or otherwise.

Shareholder Proposals. Eligible shareholders who want to present a proposal qualified for inclusion in our proxy materials for the 2019 Annual Meeting must forward such proposal to our Secretary at the address listed on the first page of this Proxy Statement in time to arrive before December 18, 2018. Proxies may confer discretionary authority to vote on any matter for which we receive notice after March 3, 2019, without the matter being described in the Proxy Statement for our 2019 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities, and to furnish us with copies of all the reports they file. The Company has also adopted an Insider Trading Policy. Based on reports and representation of our directors, executive officers, and greater than 10% shareholders, all required reports were filed timely during 2017.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of independent directors. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee. None of the members of the Compensation Committee were an officer or other employee of our Company or any of our subsidiaries during 2017 or is a former officer or other employee of our Company or any of our subsidiaries.
___________________

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management. The following table shows as of April 5, 2018, the beneficial ownership of our common stock by each director, nominee, and each NEO, and by all directors, nominees, and Executive Officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Directors and Nominees:
Leonard Q. Abington	795,852 (2)	4.79%
James R. Davis, Jr.	86,147 (1,3)	*
Jake Delhomme	34,150 (1,4)	*
Andrew G. Hargroder, M.D.	134,744	*
Milton B. Kidd, III, O.D.	249,684 (5)	1.50%
D. Michael Kramer	2,500 (6)	*
Timothy J. Lemoine	41,800 (7)	*
James R. McLemore	49,732 (1,8)	*
R. Glenn Pumpelly	95,473 (1,9)	*
William M. Simmons	242,154 (10)	1.46%
Named Executive Officers:
Jeffery L. Blum	2,885 (11)	*
C. R. Cloutier	318,482 (12)	1.92%
Erin E. DeWitt	8,150	*
Lorraine D. Miller	20,242 (13)	*
Kade G. Peterson	3,000	*
All directors, nominees, and Executive Officers as a group (15 persons)	2,133,160	12.83%
_________________________
* Less than 1%.

(1)
Stock held by our Directors’ Deferred Compensation Plan & Trust (the “DDCP”) is beneficially owned by its Plan Administrator, our Executive Committee, the members of which could be deemed to share beneficial ownership of all Stock held in the DDCP (266,618 shares or 1.60% as of April 5, 2018). For each director, the table includes the number of shares held for his or her account only, while the group figure includes all shares held in the DDCP. Stock held by our Employee Stock Ownership Plan (the “ESOP”) is not included in the table, except that shares allocated to an individual’s account are included as beneficially owned by that individual. Shares which may be acquired by exercise of options currently exercisable or that will become exercisable within 60 days of April 5, 2018 (“Current Options”) are deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by persons beneficially owning such shares and by all directors and Executive Officers as a group but are not otherwise deemed to be outstanding.

(2)
Includes 19,179 shares as to which Mr. Abington shares voting and investment power, including 19,179 shares of common stock into which the 3,452 shares of Series C Preferred Stock may be converted into and 327,382 shares of common stock into which the 58,924 shares of Series C Preferred Stock that are beneficially owned by Mr. Abington may be converted into.

(3) Mr. Davis has pledged 27,375 shares to Tri Parish Bank as partial security on a $500,000 line of credit with a balance of $430,000.

(4)	Includes 31,650 shares as to which he shares voting and investment power.

(5)	Includes 900 shares of common stock into which the 162 shares of Series C Preferred Stock that are beneficially owned by Dr. Kidd may be converted into.

(6)	Includes 500 shares as to which he shares voting and investment power.

(7)	Includes 18,532 shares as to which he shares voting and investment power.

(8) Mr. McLemore has 543 shares in a margin account at Ameritrade with a balance of $0. Includes 2,150 shares as to which he shares voting and investment power. Includes 21,280 shares issuable upon the exercise of Current Options.

(9)	Includes 95,473 shares as to which he shares voting and investment power.

(10) Includes 4,650 shares as to which he shares voting and investment power.

(11) Shares as of last Form 4 filed on June 8, 2017.

(12)	Includes 59,448 shares as to which he shares voting and investment power.

(13) Includes 9,927 shares issuable upon the exercise of Current Options.

_______________________

The following table shows the number of shares in the Directors Deferred Compensation Plan and Trust (“DDCP”) and the Employee Stock Ownership Plan (“ESOP”), and the number of shares subject to Current Options that have been included in the above ownership table (see footnote 1 above).

Name	DDCP	ESOP	Current Options
Directors and Nominees:
Leonard Q. Abington	--	--	--
James R. Davis, Jr.	48,774	--	--
Jake Delhomme	--	--	--
Andrew G. Hargroder, M.D.	--	--	--
Milton B. Kidd, III, O.D.	22,141	--	--
D. Michael Kramer	--	--	--
Timothy J. Lemoine	8,893	--	--
James R. McLemore	--	4,695	21,280
R. Glenn Pumpelly	--	--	--
William M. Simmons	63,564	--	--
Named Executive Officers:
Jeffery L. Blum	--	1,385	--
C. R. Cloutier	75,081	43,439	--
Erin E. DeWitt	--	--	--
Lorraine D. Miller	--	3,273	9,927
Kade G. Peterson	--	--	--
_______________________

Security Ownership of Certain Beneficial Owners. The following lists the only persons known to us as of April 5, 2018 to beneficially own more than five percent of our stock.

	Common Stock Beneficially Owned as of Record Date
Name and Address Of Beneficial Owner	Amount	Percent of Class (1)
Basswood Capital Management, LLC 645 Madison Avenue New York, New York 10022	1,142,420 (2)	6.88%
Jacobs Asset Management, LLC 11 E. 26th St., Ste. 1900 New York, NY 10010	938,063 (3)	5.65%
(1) Based on 16,621,811 shares outstanding as of April 5, 2018.
(2) As reported on Schedule 13F, Basswood Capital Management, LLC has shared voting power and shared dispositive power with respect to the shares.
(3) As reported on Schedule 13F, Jacobs Asset Management, LLC has shared voting power and shared dispositive power with respect to the shares.
_________________________

Certain Relationships and Related Transactions. Directors, nominees, executive officers and their associates have been customers of, and have borrowed from MidSouth Bank in the ordinary course of business, and such transactions are expected to continue in the future. Any loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

We have adopted a formal policy with respect to the approval of related party transactions, other than our policies with respect to the approval of loans made to directors and executive officers. Pursuant to this policy, the Audit Committee (or with respect to compensation matters, the Compensation Committee) will review and, if appropriate, approve any transaction in which the Company is or will be a party of and in which the amount exceeds $120,000, and in which any of the Company’s directors, executive officers or significant shareholders had, has or will have a material interest. Such transactions will only be approved if they are deemed to be in the best interest of the Company and its shareholders.
_________________________

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) may contain statements regarding current and future individual and Company performance targets and/or goals. We have disclosed this information in the limited context of our compensation programs; therefore, these statements should not be interpreted to be management’s expectations or estimates of results or other guidance.  We specifically caution investors not to apply such statements to other contexts.

Executive Summary. We have prepared this CD&A to assist you in understanding our compensation programs.  It is intended to explain the philosophy underlying our compensation strategy and the fundamental elements of the compensation we paid to our Chief Executive Officer, Chief Financial Officer, and other individuals included in the Summary Compensation Table for 2017 (collectively, the “NEOs”).   Our compensation programs have been designed to reward performance in order to align the NEO’s interests with that of our shareholders.  Given our operation in the highly-regulated banking industry, our compensation programs must also comply with the executive compensation regulations outlined by federal agencies that oversee our operations, including the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency (the “OCC”), and the Federal Deposit Insurance Corporation.  In recent years, such regulations have provided us with less flexibility in establishing our compensation programs than what others in the general industry may experience. In addition, in 2017 the Federal Reserve Bank of Atlanta and the OCC each notified us that the Company and the Bank have been designated to be in “troubled condition” for purposes of applicable banking regulations. As a result, the Company and the Bank may not appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the appropriate regulator. In addition, the Company and the Bank may not, except under certain circumstances, enter into any agreements to make severance or indemnification payments or make any such payments to “institution-affiliated parties” as defined in the regulations.

Highlights for 2017 include:

•
Decisive action to accelerate our turnaround to reduce our risk profile and build a foundation for long-term growth with the completion of a comprehensive three-year Strategic Plan, our continued focus to reduce problem credits through our investments in talent and changes to our strategies relative to problem asset resolution, the announcement of additional branch closures to enhance our operational efficiencies and our expansion of resources and scope of regulatory and other remediation efforts.

•
Our earnings available to common shareholders were a loss of $15.0 million, a decrease of $21.6 million, versus income of $6.6 million at December 31, 2016.  The decrease resulted primarily from a $19.6 million increase in the provision for loan losses mainly due to the high level of charge-offs and additional impairment charges on nonperforming loans in 2017 in addition to the $3.6 million charge recorded in connection with the Tax Cuts and Jobs Act of 2017.

•	Consolidated assets totaled $1.9 billion at December 31, 2017 and 2016. Net loans totaled $1.2 billion at December 31, 2017 compared to $1.3 billion at December 31, 2016.

•
Our stable core deposit base, which excludes time deposits, was $1.3 billion at December 31, 2017 versus $1.4 billion at December 31, 2016.  Core deposits accounted for 88% and 90% of total deposits, respectively.

•	The fully taxable equivalent (“FTE”) net interest margin increased 11 basis points, from 4.14% for the year ended December 31, 2016 to 4.25% for the year ended December 31, 2017.

•
Our capital levels remain strong with Tier 1 leverage capital ratio of 12.53% at December 31, 2017, compared to 10.11% at December 31, 2016.  Tier 1 risk-based capital and total risk-based capital ratios were 16.51% and 17.77% at December 31, 2017, compared to 13.02% and 14.28% at December 31, 2016, respectively.  Tier 1 common equity to total risk-weighted assets at December 31, 2017 was 12.10%, compared to 8.81% at December 31, 2016.

Overview of Elements of Compensation. Historically we have used the following elements as part of our compensation program for our executive officers:

Base Salary. Fixed base pay reflective of each officer’s position, individual performance, experience, and expertise. While not at risk like incentive compensation, base salary increases are also based on aligning our NEOs with peers of our asset size as well as tied to our performance.

Annual Incentives. Generally cash awards based upon the achievement of defined performance targets under the Company’s 2017 Annual Incentive Compensation Plan (the “AICP”).

Equity-based Awards. Equity incentive awards under our 2007 Omnibus Incentive Plan to encourage and reward long-term performance and retention.

Discretionary Bonus Awards. Payment of discretionary bonuses provides flexibility to reward levels of performance that might not otherwise be reflected in other established incentive awards.

Retirement Benefits. Includes the Employee Stock Ownership Plan (the “ESOP”) and 401(k) retirement plan.

Other Compensation. Certain executives also receive additional benefits and perquisites such as supplemental term life insurance, supplemental disability insurance, company car, cell phone, and club memberships.

In establishing the 2017 compensation program, base salary and annual incentives comprised the largest part of potential total compensation payable to the executive officers. In determining annual compensation, we consider several factors, including our goals for the upcoming year and how the various elements can be used to help achieve such goals in a prudent manner, the total compensation paid in the prior year, and the elements utilized for such compensation. In addition, regulatory restrictions on the ability to utilize certain elements also impacted our decisions. In 2018, a Long-term Incentive Compensation Plan will be implemented and constructed on a performance basis

(60% performance and 40% time based).

Objectives of Our Compensation Programs. Our culture continues to strive for performance while prudently managing risks. We believe it is in the best interest of our shareholders and the Company to provide competitive compensation to attract and retain the most qualified executive officers with demonstrated leadership abilities that will secure our future. The Compensation Committee (the “Committee”) has the responsibility for continually monitoring the compensation paid to our NEOs as well as other executive employees.  The Committee believes that compensation of our executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives, while proactively managing risks associated with all such compensation programs impacting the Company, its subsidiaries, and its shareholders.  Specifically, the Committee is committed to ensuring that the total compensation package for our executive officers will serve to:

•	attract, retain, and motivate outstanding executive officers who add value to us based on individual and team contributions;

•	provide a competitive salary structure and asset size in all markets where we operate;

•	align the executive officers’ interests with the long-term interests of our shareholders to enhance shareholder value; and

•	ensure that compensation programs do not encourage excessive risk taking or pose a threat to the safety and soundness of the organization.

Process for Determining Executive Officer Compensation. The Committee annually reviews and recommends the compensation level, performance goals, and award objectives for the CEO to our Board for final approval. The Board also has the authority at all times to make decisions to withhold incentive compensation awards, earned or unearned, in the event of unforeseen occurrences that could threaten the financial viability of the organization and its shareholders.  The Committee consults with the CEO on the compensation levels of the other executive officers. Based on these discussions, the Committee, along with the CEO, recommends the compensation levels for the other NEOs to the Board. The Committee has the authority to retain separate advisors, including a compensation consultant, to assist the Committee in carrying out its responsibilities. In 2017, the Committee engaged McLagan, a part of Aon plc, to assist in reviewing the compensation package for executives and directors, as well as assist in designing a long-term incentive plan.

At the 2017 Annual Meeting, the shareholders approved the 2016 compensation of our NEOs with 93% of the votes cast.

In connection with establishing the 2017 compensation program, the salaries of the NEOs were reviewed to help the Committee determine if our compensation arrangements were competitive in order to meet our goal of attracting, retaining and motivating our executive officers. The Committee reviewed limited publicly available data provided by S&P Global on few banks of similar asset size in Texas, Louisiana and Alabama. The committee also considered salary administration information prepared by regional resources including Independent Bankers Association of Texas, Louisiana Bankers Association, and Texas Bankers Association as well as McLagan whose reports were tailored to financial institutions in the $1 to $3 billion asset size range and within similar geographic locations as the Company. The Committee did not use this data to benchmark the total compensation, or any individual element thereof.  While the Committee recognized the benefit of using this data to gauge the competitiveness of the Company’s compensation programs, the Committee concluded that each financial institution is unique and that significant differences between institutions regarding executive compensation practices exist.

In connection with the management transition in April 2017 and Mr. McLemore’s increase in responsibilities, the Compensation Committee increased Mr. McLemore’s salary. Similarly, in May 2017, the Committee increased the salaries of Ms. Miller, Ms. DeWitt and Mr. Peterson to reflect their increased responsibilities. The Committee reviewed salary information provided by S&P Global on publicly traded financial institutions in the U.S. and approved the increases in salary based on that information.

Overview of 2017 Performance and Compensation.

Base Salary. We believe it is necessary and prudent to pay a portion of total compensation in the form of a competitive fixed base salary.  We believe the payment of a fixed base salary to our executive officers helps maintain productivity by providing a guaranteed and dependable base amount of income. In addition, we believe utilizing base salary as a large portion of the total potential compensation helps mitigate risks as the executives do not have to meet certain operational incentives to receive the payments.

It is our goal to set specific base salary levels which appropriately reflect the role and responsibility of the executive officer. During this process the Committee considers the abilities, qualifications, accomplishments, and prior work experience of the individual as well as the overall competitiveness of the compensation package when determining the final recommendation to the Board, including whether any changes to annual base salary should be made from the prior year. The Committee approved the following 2017 NEO base salary amounts with an effective date of June 1, 2017.

Named Executive Officer	2016 Base Salary ($)	2017 Base Salary ($)
James R. McLemore (1)	257,500	305,000
Lorraine D. Miller (2)	196,000	230,000
Jeffery L. Blum (3)	230,000	275,000
C. R. Cloutier (4)	355,000	355,000
Erin E. DeWitt (5)	--	250,000
Kade G. Peterson (6)	200,000	250,000
(1) Effective April 27, 2017, Mr. McLemore was named Interim President and Chief Executive Officer and on May 24, 2017 was named President and Chief Executive Officer.
(2) Ms. Miller transitioned from her role of Treasurer/Director of Mergers and Acquisitions to Chief Financial Officer effective May 24, 2017.
(3) Mr. Blum resigned employment with MidSouth Bank on January 2, 2018.
(4) Effective April 26, 2017, Mr. Cloutier’s employment was terminated and effective March 2, 2018, Mr. Cloutier resigned from the Company’s Board of Directors.
(5) Ms. DeWitt began employment with MidSouth Bank on March 9, 2017.
(6) Mr. Peterson transitioned from his role of Chief Information Officer to Chief Operating Officer effective May 24, 2017. Effective January 24, 2018, to allow for enhanced focus on the significant investment in information technology as part of our Strategic Plan, the responsibilities of Mr. Peterson were reassigned to other executive officers of the Company such that Mr. Peterson continues to serve as Chief Information Officer of MidSouth Bank,

N.A., but no longer serves as Senior Executive Vice President or Chief Operating Officer of MidSouth Bank, N.A. or MidSouth Bancorp, Inc. His salary was reduced to $200,000 effective as of the transition.

As noted in the above chart, the responsibilities of Mr. McLemore, Mr. Blum, Ms. DeWitt, Ms. Miller and Mr. Peterson were significantly increased in 2017 due to the changes in management in April 2017. In May 2017, changes to base salaries were made to better align base salaries to increased responsibilities and market pay for their new roles. Except for Mr. McLemore, the base pay increases were effective June 1, 2017. Mr. McLemore’s increase was made effective April 27, 2017 upon his being named Interim President and Chief Executive Officer.

Annual Incentives.  We believe annual incentives are an important element of executive officers’ compensation because they provide additional incentive and motivation to the participants to lead us in achieving success. The AICP was designed to increase shareholder value by focusing the executive officers on our goals for the year and reward them for achievement of those goals. Payments under the AICP are based on a percentage of the participant’s base salary including 5% for achievement of goals at the threshold level and 30% for achievement of goals at the target level. At its discretion, the Committee may pay awards above the 30% of base salary level if results are above the target level.

Awards under the AICP are tied to the achievement of goals in up to three categories: overall Company goals, regional/departmental goals, and/or individual goals. The intent is to provide a plan that is based on what we believe are industry best practices and to provide motivation for each officer to achieve goals relative to overall Company performance (thereby aligning their interests with those of our shareholders) and goals related to an officer’s specific job function. We believe the AICP also helps mitigate risks by providing each officer with two to four company-wide goals as opposed to a single goal. Having multiple goals helps ensure there is an appropriate balance of objectives, which otherwise could lead to performance inconsistencies within other areas of the organization.

Name	Earnings Per Share (%)	Classified/ Capital (%)	Efficiency Ratio (%)	Loan Growth (%)	Individual (%)
James R. McLemore	40	20	20	20	--
Lorraine D. Miller	60	10	20	10	--
Jeffery L. Blum	60	30	--	10	--
Erin E. DeWitt	60	--	--	--	40
Kade G. Peterson	30	--	20	--	50

For all NEOs, 100% of eligible award payout dollars under the 2017 AICP were based on the achievement of a mix of overall Company goals and/or personal goals, which are defined as specific targets for earnings per share, classified to capital, efficiency ratio and loan growth.

Performance Measure	Threshold	Target	Maximum	Actual Results
Earnings Per Share	$0.90	$1.00	Discretionary	-$1.06
Classified/Capital	<50%	<40%	Discretionary	56%
Efficiency Ratio	<70%	<69%	Discretionary	101.74%
Loan Growth	N/A	>$50MM	Discretionary	-$78.9MM

The Committee reviewed the Company’s 2017 financial performance and determined that the Company had not achieved the specified targets; therefore, there were no payouts to NEOs in 2017 under the AICP.

Equity-based Awards. In 2017, the following awards of restricted stock were granted on a discretionary basis pursuant to our 2007 Omnibus Incentive Compensation Plan. Restricted stock awards are intended to recruit and retain executive officers and reward them for long-term stock price appreciation while providing some value to the recipient even if the stock price declines. They also serve to balance the riskier nature of stock options and provide a significant incentive to stay with the Company.

On March 9, 2017, an award of 2,000 shares of restricted stock was granted to Ms. DeWitt in connection with the commencement of her employment with the Company. The restricted stock award includes a three-year cliff vesting period from the date of grant and is nontransferable and subject to forfeiture until vested.

On May 24, 2017, an award of 10,000 shares of restricted stock was granted to Mr. Blum. The restricted stock award includes a five-year ratable vesting period from the date of grant and are nontransferable and subject to forfeiture until vested. This award was forfeited upon Mr. Blum’s resignation in January 2018.

Discretionary Bonuses. The following discretionary bonuses were paid or earned in 2017.

Name	Discretionary Bonus
Erin E. DeWitt	$40,000
Lorraine D. Miller	$10,000

Amount for Ms. DeWitt includes a one-time sign on bonus in the amount of $30,000 upon her joining the Company. Mmes. DeWitt and Miller each received discretionary bonuses in the amount of $10,000 for their exemplary work during 2017 in connection with the turnaround of the Company.

Retirement Benefits.  Executive officers are eligible to participate in our 401(k) retirement plan, which is a Company-wide, tax-qualified retirement plan.  The intent of this plan is to provide eligible employees with a tax-advantaged savings opportunity for retirement.  We sponsor this plan to help employees save and accumulate assets for use during their retirement.  As required, eligible pay under this plan is capped at annual limits defined under the Internal Revenue Code.  The 401(k) plan allows for us to make a discretionary matching contribution.  Matching contributions made to each participating NEO are included in the “All Other Compensation Table” below.

To encourage ownership by all employees and therefore tie their interest to the interests of the shareholders, we established the ESOP in 1986.  The ESOP covers all employees who meet minimum age and service requirements. Amounts of annual contributions to the ESOP are determined on a discretionary basis by the Board. Information with respect to contributions made to each NEO under the ESOP is included in the “All Other Compensation Table” below.

Other Compensation.   Certain executives receive additional benefits and perquisites such as supplemental term life insurance, supplemental disability insurance, company car, moving expenses, cell phone, Board of Director fees, club memberships, and assistance with Section 16 filings. In November 2017, Mr. McLemore elected to discontinue the receipt of board of director fees or committee fees.

We also maintained a split dollar life insurance arrangement with Mr. Cloutier. This arrangement provides benefits to the executive officer’s designated beneficiary in the event of the executive officer’s death.

In 2017, we provided Messrs. Blum, Cloutier, McLemore, and Peterson with reimbursements for an individual supplemental term life insurance policy payable to a beneficiary of their choice. We also provided Messrs. Blum and McLemore with reimbursements for a supplemental long-term disability policy.

We view certain perquisites as beneficial to us as well as compensation to the executive officers.  For example, the club memberships are regularly used in the general course of our business such as for business meetings or entertaining.  Company cars are used primarily for business purposes.

The executive officers are eligible to participate in benefit plans sponsored by us on the same terms and conditions as those generally provided to salaried employees. Basic health benefits, dental benefits, and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and the employee’s family members.  The cost of our benefit plans is negotiated with the providers of such benefits and the executive officers contribute to the cost of the benefits.

Severance Plan. In December 2017, we adopted a new Severance Plan that was designed to be a “nondiscriminatory severance pay plan” under 12 C.F.R. § 359 in order for the plan to qualify for one of the limited exceptions to the general regulatory prohibition against making severance payments that the Company and the Bank are currently subject to. As such, the plan is generally applicable on a nondiscriminatory basis to all regular, full-time and part-time employees meeting certain criteria, including the NEOs. The purpose of the Severance Plan is to provide temporary and short-term unemployment-type benefits to eligible employees whose employment is terminated under specific conditions described in the plan.

Employment and Change in Control Agreements. The Company does not have employment agreements in place with any NEOs other than C.R. Cloutier as discussed below. On May 30, 2017, the Company entered into Change in Control Agreements with Ms. Miller, Ms. DeWitt, and Mr.

Peterson. The agreements provide, among other things, that if the officer’s employment is terminated by the Company without cause or by the officer with good reason, in each case, within 2 years following a change in control of the Company, then the officer will be entitled to receive an amount equal to his or her annual salary, payable in 12 monthly installments. The agreements also contain non-solicitation and non-competition restrictive covenants for the 12-month period in which such person is receiving payment pursuant to the agreement.

Agreements with C.R. Cloutier. Mr. Cloutier’s employment with the Company and the Bank was terminated effective April 26, 2017. The following is a summary of the agreements with Mr. Cloutier. In addition to the matters discussed below, Mr. Cloutier will also be entitled to commence receiving distributions with respect to his account balance under the DDCP in connection with his resignation from the Company’s Board of Directors on March 2, 2018.

Employment Agreement. On October 19, 2016, the Company and the Bank, collectively “MidSouth”, entered an employment agreement with Mr. Cloutier. The employment agreement provides that Mr. Cloutier would receive a minimum annual salary amount of $441,000 until November 1, 2016; $355,000 during the period of November 1, 2016 through October 31, 2017; $355,000 during the period of November 1, 2017 through October 31, 2018; $250,000 during the period of November 1, 2018 through October 31, 2019; and $250,000 during the period of November 1, 2019 through October 31, 2020, provided that MidSouth will not be obligated to pay any sum in excess of that which is allowed in accordance with any regulatory limitations.

The employment agreement with Mr. Cloutier further provides should the employment of Mr. Cloutier be terminated by MidSouth for any reason, with or without cause, MidSouth will be obligated to pay the annual amounts of salary as set out above, beginning six months after the termination date. In connection with Mr. Cloutier’s termination, MidSouth accrued an expense of $1,022,053 representing the aggregate amount of the remaining payments; however, no payments have been made to Mr. Cloutier since MidSouth is currently subject to regulatory restrictions that prohibit it from doing so.

Additionally, should Mr. Cloutier violate any restrictive covenant obligations, MidSouth’s obligation to continue payments shall end effective immediately upon the date of the breach. The Agreement provides restrictive covenant obligations that, among other things, prohibit Mr. Cloutier from competing with or soliciting customers from MidSouth within a designated area during the term of his employment and for two years thereafter.

Executive Indexed Salary Continuation Plan Agreement (the “EISCP”). Under the Executive Indexed Salary Continuation Plan Agreement entered between the Bank and Mr. Cloutier on February 15, 1996, as amended, Mr. Cloutier is entitled to 100% of his “pre-retirement” account balance as of the date of termination. This amount will be paid in 10 equal annual installments of $13,445.80 beginning November 1, 2017.

Officers’ Supplemental Deferred Compensation Plan (the “OSDCP”). Under the Bank’s Officers’ Supplemental Deferred Compensation Plan, effective April 1, 2016, Mr. Cloutier is entitled to 100% of the defined benefit as of the first day of the year following the date of termination. This amount will be paid in 10 equal annual installments of $5,500.00 beginning January 1, 2018. Mr. Cloutier was the only participant in the OSDCP.

Financial Restatement.  We adhere to Section 304 of the Sarbanes-Oxley Act of 2002 which requires a Company’s chief executive officer and chief financial officer to give back certain incentive based or equity-based compensation received in the event such company is required to restate its financial statements. We have also structured, with intention to modify as needed, our internal policies related to regulatory compliance guidelines in the event that recovery of erroneously awarded compensation would be necessary.

Stock Ownership Requirements.  The Committee recently adopted stock ownership goals that align the interests of the executive officers with those of our shareholders. The 2017 NEOs as a group own 2.42% of our stock; however, this percentage includes Mr. Cloutier’s 1.92% and he is no longer affiliated with the Company.

Trading in the Company’s Stock Derivatives.  As part of the Company’s Ethics Policy and Insider Trading Policy, our Board of Directors and executive officers are prohibited from hedging their ownership of the Company’s stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s stock or debt, as well as from engaging in short sales of the same. We are not aware that any of the executive officers have entered these types of arrangements.

Tax and Accounting Implications.  We consider the tax and accounting implications regarding the delivery of different forms of compensation.  We believe that the most efficient form of compensation for the executive officers is cash; therefore, we place a greater emphasis on cash compensation over other forms (i.e., equity).
_________________________

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Committee, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to shareholders.

Submitted by the Compensation Committee:

Jake Delhomme, Chairman
James R. Davis, Jr.
R. Glenn Pumpelly

Summary Compensation Table. The following table sets forth compensation earned from the Company for the fiscal years ended December 31, 2017, 2016 and 2015, by its NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Comp ($)	Change in Pension Value and Non- qualified Deferred Comp Earnings ($)	All Other Comp ($) (2)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R. McLemore President & CEO	2017	289,562	—	—	—	—	—	44,151	333,713
	2016	255,417	10,000	—	—	—	—	39,771	305,188
	2015	252,500	—	24,360	—	—	—	34,598	311,458
Lorraine D. Miller Executive VP & Chief Financial Officer	2017	215,833	10,000	—	—	—	—	11,286	237,119
	2016	194,000	—	—	—	—	—	1,500	195,500
	2015	189,887	17,113	—	—	—	—	1,500	208,500
Jeffery L. Blum Senior Executive VP & Chief Lending Officer	2017	256,250	—	139,500	—	—	—	38,926	434,676
	2016	227,917	10,000	—	—	—	—	47,955	285,872
	2015	225,000	—	20,880	—	—	—	43,209	289,089
C. R. Cloutier Former President & Chief Executive Officer	2017	128,780	—	—	—	—	—	257,211	385,991
	2016	426,667	10,000	—	—	—	—	90,245	526,912
	2015	441,000	—	34,800	—	—	—	113,829	589,629
Erin E. DeWitt Senior Executive VP & Chief Risk Officer	2017	185,288	40,000	29,700	—	—	—	11,708	266,696
	2016	—	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—	—
Kade G. Peterson Senior Executive VP & Chief Operating Officer	2017	223,167	—	—	—	—	—	13,531	236,698
	2016	16,667	50,000	23,700	—	—	—	150	90,517
	2015	—	—	—	—	—	—	—	—
(1) Represents the grant date fair value of restricted stock granted on a discretionary one-time basis during 2017.
(2) All other 2017 compensation for NEOs includes the total of benefit and perquisite amounts as listed in the table below.

All Other Compensation Table. The following table sets forth all other compensation received from the Company in the form of benefits and perquisites for the fiscal year ended December 31, 2017, by its NEOs.

Name	Auto Expense ($)	Board of Director Fees ($)	Cell Phone ($)	Club Member- ship ($)	ESOP Co. Contri- bution ($)	401(k) Co. Contri-bution ($)	Imputed Income- Split Dollar Life Ins ($)	Supple- Mental Life Ins Premiums ($)	Divid-ends ($)	Supple- Mental Disability Ins Premiums ($)	Housing/ Moving Expense ($)	Accrued Expense ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
James R. McLemore	3,998	14,950 (1)	1,800	1,831	6,530	0	0	4,507	490	10,045	0	0	44,151
Lorraine D. Miller	0	0	1,675	0	5,261	4,350	0	0	0	0	0	0	11,286
Jeffery L. Blum	3,966	8,700 (2)	1,800	3,320	6,530	5,400	0	2,961	1,420	4,829	--	0	38,926
C.R. Cloutier	199	20,700 (3)	600	835	3,663	3,029	945	570	450	0	0	226,220	257,211
Erin E. DeWitt	0	0	1,500	0	0	0	0	0	380	0	9,828	0	11,708
Kade G. Peterson	0	0	1,800	0	0	0	0	3,307	560	0	7,864	0	13,531
(1) Mr. McLemore is a member of the MidSouth Bancorp, Inc. and MidSouth Bank, N.A. Board of Directors and received fees for his service on the board and the committees that he served. He was also formerly paid to serve on the Bank’s Funds Management and Special Assets Committee. As of November 2017, Mr. McLemore has elected to not received any fees for his service as a Director of the Company.
(2) Mr. Blum was a member of the MidSouth Bank, N.A. Loan Oversight Committee and Special Assets Committee and receives fees for his service on these committees. He also received a retainer for his service on the Executive Loan Committee.
(3) Mr. Cloutier formerly served as a member of the Boards of Directors of MidSouth Bancorp, Inc. and MidSouth Bank, N.A. and received fees for his service on the Boards and the committees he served.
(4) MidSouth has accrued an expense with respect to severance obligations to Mr. Cloutier, however no severance payments have been made to Mr. Cloutier since MidSouth is currently subject to regulatory restrictions that prohibit such payments. The amount shown reflects severance payments accrued with respect to the period from Mr. Cloutier’s departure through December 31, 2017. Additional severance amounts were accrued with respect to Mr. Cloutier but remain subject to Mr. Cloutier’s compliance with restrictive covenant obligations. For additional information, see Compensation, Discussion & Analysis - Agreements with C.R. Cloutier, above.

Grants of Plan-Based Awards. The following table discloses the total number of non-equity incentive-based plan awards granted for the 2017 plan year and the payout opportunity for 2017. No amounts were paid in 2017 under the AICP. For additional information on the AICP, see “Compensation Discussion and Analysis” above. No option or restricted stock awards were granted to NEOs in 2017 under the AICP.

Name	Plan Name	Grant Date Equity	Non-Equity Incentive Plan Opportunity for Most Recently Completed FY				All Other Stock Awards: Number of Shares or Stock Units (#)	Date Equity Fully Vests	Grant Date Fair Value of Stock and Option Awards
			Actual ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R. McLemore	2017 AICP	—	—	15,250	91,500	(1)	—	—	—
Lorraine D. Miller	2017 AICP	—	—	11,500	69,000	(1)	—	—	—
Jeffery L. Blum	2017 AICP	—	—	13,750	82,500	(1)	—	—	—
Erin E. DeWitt	2017 AICP	—	—	12,500	75,000	(1)	—	—	—
Kade G. Peterson	2017 AICP	—	—	12,500	75,000	(1)	—	—	—
(1) The Compensation Committee has the discretion to increase the payouts under the 2017 AICP awards if the performance measures exceeded the target levels after all qualifying conditions are met. Under the terms of the 2017 AICP there is no cap on the discretionary amount that may be paid for performance in excess of target levels.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects each NEO’s outstanding equity awards at December 31, 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Options Vesting Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock Units That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Stock Vesting Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James R. McLemore	21,280	—	—	$12.97	5/23/2022	5/23/2017	1,750	$23,188	—	—	8/17/2018
Lorraine D. Miller	9,927	—	—	$12.97	5/23/2022	5/23/2017	—	—	—	—	—
Jeffery L. Blum (3)	10,500	7,000	—	$18.99	8/5/2024	8/5/2019	1,500	$19,875	—	—	8/17/2018
	—	—	—	—	—	—	10,000	$132,500	—	—	5/23/2022
Erin E. DeWitt	—	—	—	—	—	—	2,000	$26,500	—	—	3/8/2020
Kade G. Peterson	—	—	—	—	—	—	2,000	$26,500	—	—	11/30/2019
(1) All options listed above vest at a rate of 20% annually over a five-year period from the date of grant.
(2) Market value is calculated based on closing price of $13.25 on December 31, 2017.
(3) Mr. Blum resigned employment with MidSouth Bank on January 2, 2018 and forfeited all grants.

Option Exercises. No stock options were exercised by NEOs during 2017.

Pension Benefits. The EISCP and OSDCP with Mr. Cloutier are considered defined contribution plans and are reported below under the “Nonqualified Deferred Compensation Table.”

Nonqualified Deferred Compensation Table. The following table reflects the activity during the 2017 calendar year for Mr. Cloutier under our deferred compensation benefit plans. No other NEO is currently participating under our deferred compensation benefit plans.

Name	Plan Name (1)	Executive Contributions in Last FY ($)	Employer Contributions in Last FY ($)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
C. R. Cloutier	DDCP	—	—	(5,525)	—	994,823
	EISCP	—	—	(3,809)	13,446	121,012
	OSDCP	—	—	(504)	—	42,470
(1) The DDCP is invested in our common stock.  Earnings (losses) are based on the increase (decrease) in stock price during the year. Dividends paid on the common stock are credited to each account and are used to purchase additional shares of common stock. For the EISCP and OSDCP, the amounts presented reflect the balances held in the pre-retirement accounts associated with the plan.

We provide Mr. Cloutier with an EISCP and OSDCP, which establish pre-retirement accounts.
These accounts were established as liability reserve accounts on our balance sheet for the benefit of the executive officer.  The accounts are increased or decreased each year by an amount equal to the index (annual earnings/loss for the year determined by the aggregate annual after-tax income as if potential life insurance contracts were purchased on the effective date of the agreement) less the cost of funds expense for that year (sum of the amount of premiums set forth in the potential life insurance contracts purchased on the effective date of the agreement, plus the amount of any after-tax benefits paid to the executive officer plus the amount of all previous years after-tax costs of funds expense and multiplying the sum by the average after-tax cost of funds of our third quarter report for the fiscal year as filed with the Federal Reserve). See “Compensation Discussion and Analysis - Agreements with C.R. Cloutier” above for additional information.

Potential Payments upon Termination or Change-In-Control. The discussion and tables below reflect the estimated amount of compensation that the following NEOs would have been entitled to in the event of termination of his or her employment effective as of December 31, 2017. Amounts do not include compensation and benefits available to all the Company’s general employees on a non-discriminatory basis. In addition, we are currently generally prohibited under regulatory restrictions from providing the termination payments and benefits reflected in the tables without the prior approval of the appropriate banking regulators.

Compensation and/or Benefits Payable Upon Termination (1)	Early Retirement/ Voluntary Resignation ($)	Involuntary Termination for Cause ($)	Involuntary Termination Without Cause ($)	Termination in Connection with a Change-in-Control (Without Cause or for Good Reason) ($)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
James R. McLemore
Supplemental Life Insurance Death Benefit	—	—	—	—	—	1,000,000
Supplemental Long-Term Disability Benefit	—	—	—	—	159,060	—
Severance (2)	—	—	—	46,923	—	—
Accelerated Restricted Stock (3)	23,188	—	—	23,188	23,188	23,188
Accelerated Stock Options (4)	—	—	—	—	—	—
Total	23,188	—	—	70,111	182,248	1,023,188
Lorraine D. Miller
Supplemental Life Insurance Death Benefit	—	—	—	—	—	—
Supplemental Long-Term Disability Benefit	—	—	—	—	—	—
Severance (5)	—	—	—	230,000	—	—
Accelerated Restricted Stock (3)	—	—	—	—	—	—
Accelerated Stock Options (4)	—	—	—	—	—	—
Total	—	—	—	230,000	—	—
Erin E. DeWitt
Supplemental Life Insurance Death Benefit	—	—	—	—	—	—
Supplemental Long-Term Disability Benefit	—	—	—	—	—	—
Severance (5)	—	—	—	250,000	—	—
Accelerated Restricted Stock (3)	26,500	—	—	26,500	26,500	26,500
Accelerated Stock Options (4)	—	—	—	—	—	—
Total	26,500	—	—	276,500	26,500	26,500
Kade G. Peterson
Supplemental Life Insurance Death Benefit	—	—	—	—	—	250,000
Supplemental Long-Term Disability Benefit	—	—	—	—	—	—
Severance (5)	—	—	—	250,000	—	—
Accelerated Restricted Stock (3)	26,500	—	—	26,500	26,500	26,500
Accelerated Stock Options (4)	—	—	—	—	—	—
Total	26,500	—	—	276,500	26,500	276,500
(1) All figures based on appropriate present value discounting and/or account balances as provided by current administrators of each plan type.
(2) Reflects payments that would have been owed pursuant to the Severance Plan.
(3) Reflects the value that would be realized upon the immediate vesting of the unvested restricted stock awards which would vest upon early retirement, change in control, disability, or death, based on the closing market value of the common stock on December 31, 2017 of $13.25. Such vesting would not apply to a voluntary resignation.
(4) Reflects the value that would be realized upon the exercise of all unvested in-the-money options which would vest upon a change in control, based on the difference between the option exercise price and the closing market value of the common stock on December 31, 2017 of $13.25.
(5) Reflects payments that would have been owed pursuant to a Change in Control Agreement with the individual. See “Compensation Discussion and Analysis - Change in Control Agreements” above.

Upon long-term disability, Mr. McLemore will receive the annual benefit presented in the table as specified under his supplemental long-term disability policy.

Upon death, Messrs. McLemore and Peterson’s beneficiaries will receive the benefit as defined under his supplemental life insurance policy.

Under the terms of 2007 Omnibus Incentive Compensation Plan, all outstanding equity awards fully vest and become fully exercisable upon a change-in-control.

For information with respect to Mr. Cloutier see “Compensation Discussion and Analysis - Agreements with C.R. Cloutier” above. In addition, Mr. Blum did not receive any severance payments in connection with his voluntary resignation on January 2, 2018.

CEO Pay Ratio Disclosure. As required by Item 402(u) of Regulation S-K, as of December 31, 2017, the ratio between our CEO’s total compensation and the total compensation of our median employee was 9 to 1. Total compensation for our median employee includes salary, bonus, stock awards, option awards, non-equity incentive plan compensation, change in pension value and non-qualified deferred compensation earnings, and all other compensation. Total compensation for Mr. McLemore includes salary, bonus, stock awards, option awards, non-equity incentive plan compensation, change in pension value and non-qualified deferred compensation earnings, and all other compensation. For the period ending December 31, 2017, our median employee’s annual total compensation was $36,281. The annual total compensation of Mr. McLemore, our Chief Executive Officer, totaled $333,713.

We completed the following steps to identify our median employee and to determine the annual total compensation of our median employee and CEO:

•
As of December 31, 2017, our employee population consisted of approximately 470 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date. This date was selected because it aligned with a payroll cycle and allowed us to identify employees in a reasonably efficient manner.

•
To identify the median employee, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017, excluding our CEO. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2017 but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•
After identifying the median employee, we added together all the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $36,281.

With respect to the 2017 total compensation of our CEO, we used the amount reported in the “2017 Summary Compensation Table”.

Director Compensation for 2017. The following table sets forth the compensation paid to each of our non-employee directors for the 2017 calendar year. For information regarding the director fees paid to Messrs. McLemore and Cloutier, each an employee director in 2017, see the “Summary Compensation Table” above.

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Change in Pension Value and Nonqualified Deferred Comp Earnings	All Other Comp	Total
Name	($) (1)	($)	($)	($)	($)	($) (2)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Leonard Q. Abington (3)	27,100	—	—	—	—	31,295	58 395
James R. Davis Jr.	96,700	—	—	—	—	—	96,700
Jake Delhomme	51,400	—	—	—	—	—	51,400
Andrew G. Hargroder, M.D.	24,850	—	—	—	—	—	24,850
Milton B. Kidd III, O.D.	29,000	—	—	—	—	—	29,000
Timothy J. Lemoine (4)	34,100	—	—	—	—	57,146	91,246
R. Glenn Pumpelly	35,925	—	—	—	—	—	35,925
William M. Simmons	28,200	—	—	—	—	—	28,200
Joseph V. Tortorice, Jr. (5)	33,200	—	—	—	302,710	—	335,910
(1) Director fees include remuneration in the form of a standard retainer fee, individual meeting fees, committee chair fees, as well as reasonable and customary travel expense reimbursement where applicable.
(2) Certain directors receive perquisites such as travel reimbursement; however, the aggregate amount of such compensation is less than $10,000 and therefore is not reported.
(3) In connection with the PSB acquisition, MidSouth Bancorp, Inc. and Leonard Q. Abington entered a Consulting and Restrictive Covenant Agreement by which Mr. Abington will receive $25,000 for consulting services to the Company and its subsidiaries and reimbursement for certain perquisites for a period of five years following the PSB acquisition closing date of December 28, 2012. This agreement expired on December 28, 2018.
(4) Consultant fees paid in conjunction with consulting expenses on construction projects between July and November 2017.
(5) Joseph V. Tortorice, Jr. resigned from the board effective December 26, 2017. He received the 23, 276 shares held in his DDCP based on the closing market value of the common stock on February 23, 2018 of $12.95 and the remainder in cash for December fees and the one (1) quarter of dividends and interest owed.

Board Fee Schedule. A schedule of director fees for 2017 is listed below. All of the Company’s current directors are also Directors of the Bank. Directors receive meeting fees only for meetings they attend. The following fee schedule applied to all directors during 2017, however in November 2017, Mr. McLemore, who is also the Company’s President and Chief Executive Officer, elected to discontinue the receipt of board of director fees or committee fees.

2017 Summary of Board Fee Schedule
Monthly Board Service Fee (Retainer)
Holding Company Board	$750
Bank Board	$300
Additional Monthly Fees per Responsibility
Board Chair	$900
Audit Committee Chair	$4,500
Holding Company & Bank Board Meeting Fees
Regular Board Meetings	$500
Special Board Meetings	$500
Committee Meetings (1)
First Hour	$200
Amount Per Additional Hour	$100
(1) Revisions were approved effective October 1, 2017 and included discontinuing payment for Committee meetings if the meeting is held within the regularly scheduled board day time frame.

Effective January 1, 2018, the Board of Directors adopted a new fee structure for its directors. Following a review of director compensation of several peer companies, the Board concluded that the Company’s director compensation should be increased to be more competitive with director compensation paid by similarly situated companies in terms of market capitalization and industry. The new fee structure maintains the same Board Fee Schedule noted above from 2017; however, directors that are also executive officers of the Company will no longer receive director fees and non-employee directors will also receive the following additional compensation under the new structure:

•
An additional annual cash retainer of $5,000 will be paid to the Chairpersons for the Company’s Compensation Committee and Corporate Governance and Nominating Committee and the Bank’s Risk & Compliance Committee.

•
If shareholders approve the 2018 Plan at the Annual Meeting, non-employee directors will also receive annual equity awards of restricted stock in the amount of $15,000, with shares determined based on the 30-day average closing price of the Company’s common stock as of May 30, 2018. The non-employee director who serves as the Chairperson of the Board will also receive an additional $15,000 in grant date restricted stock value. The Company anticipates making these grants of restricted stock to non-employee directors under the 2018 Plan if shareholders approve the 2018 Plan at the Annual Meeting. The annual restricted stock awards to the non-employee directors will vest in full on the one year anniversary of the grant.

Director’s Deferred Compensation Plan. We have a Directors Deferred Compensation Plan (the “DDCP”) for members of the Board, administered by the Executive Committee of the Board.   The DDCP allows for participation by any member of the Board of Directors of the Company or the board of any of its subsidiaries. To participate in the DDCP, the Director executes a deferral authorization form in which the Director agrees to defer all or a specified percentage of his fees payable for the services as a member of the Board or a participating subsidiary.   The DDCP provides for the establishment of a revocable trust to be known as the Deferred Compensation Trust of MidSouth Bancorp, Inc. (the “Trust”) in accordance with the terms of the DDCP, MidSouth Bank,

N.A., a subsidiary of the Company, serves as the Trustee for the Trust. Within 30 days following the end of a calendar quarter, the Company or its participating subsidiaries will contribute fees deferred pursuant to the deferral authorizations in effect during eligible time periods. Amounts will be credited to participants via individually established deferred compensation accounts (“DCAs”). All contributions and withdrawals must be in accordance with Section 409A of the Internal Revenue Code.

Each participant will act as a general creditor of the Company or its subsidiaries and will have an unsecured right to funds deferred into their individual DCA. Dividends paid on the common stock are credited to each account as shares of common stock, and if in cash, are used to purchase additional shares of common stock. These shares will not carry voting rights in addition to dividends. Distributions are pursuant to the terms of the DDCP and shall be made 60 days after the later of (i) the date on which a Director ceases providing services to the Company or a participating subsidiary, or (ii) the date on which a Director attains age 65. The First Amendment to the plan permits a participant to make a subsequent deferral election to further defer the distribution of shares in accordance with the rules under Section 409A of the Code. The Board, or Executive Committee of the Board, may establish additional guidelines for the DDCP including but not limited to contributions and distributions in accordance with applicable laws and other regulatory guidelines.

ANY SHAREHOLDER MAY BY WRITTEN REQUEST OBTAIN WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, WITHOUT EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO SHALEEN B. PELLERIN, INVESTOR RELATIONS, P. O. BOX 3745, LAFAYETTE, LOUISIANA 70502.

By order of the Board of Directors

R. Glenn Pumpelly
Secretary to the Board

Lafayette, Louisiana
April 17, 2018

APPENDIX A:
MIDSOUTH BANCORP, INC.
2018 LONG-TERM INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS
(continued)

Article 1. Purpose.

The purpose of the 2018 Long-term Incentive Plan (the “Plan”) is to increase shareholder value of MidSouth Bancorp, Inc. (“MidSouth”) and to advance the interests of it and its subsidiaries (collectively, the “Company”) by furnishing a variety of economic incentives (the “Incentives”) designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such persons and shareholders. Incentives may consist of opportunities to purchase or receive shares of MidSouth common stock (the “Common Stock”), monetary payments, or both, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation of which MidSouth owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock (including any corporation that becomes a subsidiary after the adoption of the Plan).

Article 2.	Administration.

2.1Composition. The Plan shall be administered by the Compensation Committee (the “Committee”) of MidSouth’s Board of Directors (“Board”). The Committee shall consist of not fewer than three members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). Each member of the Committee shall also be independent within the meaning of the rules of the New York Stock Exchange (“NYSE”).

2.2Authority. The Committee shall have plenary authority to award Incentives within Plan limits, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (“Incentive Agreements”), to accelerate the exercisability or settlement of an Incentive, and to make any other determination that it believes necessary or advisable for the Plan’s proper administration. Its decisions in matters relating to the Plan shall be final and conclusive on the Company, the participants and all other persons. The Committee may delegate its authority hereunder to the extent provided elsewhere herein. Subject to Section 5.3(f), only the Board shall have the authority to award Incentives under the Plan to directors of MidSouth who are not also full-time employees of the Company (“Outside Directors”). Whenever the Committee is referenced in this Plan, the Committee shall refer to the Board with respect to Incentives awarded or to be awarded to Outside Directors.

Article 3.	Eligible Participants.

Key employees and directors of the Company (including officers and directors who are full-time employees and Outside Directors) shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees and Outside Directors may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act nor Outside Directors, the Committee may delegate its authority to designate participants, to determine the size and type of Incentives to be

1

received by those participants and to determine or modify performance objectives for those participants.

Article 4.	Types of Incentives.

Incentives may be granted under the Plan in any of the following forms, either individually or in combination: (a) incentive stock options (“ISO”) and non-qualified stock options (“NQO” and together with ISOs, “Options”); (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) performance shares; (e) restricted stock units (“RSUs”); (f) performance units; (g) cash-based awards and (h) other stock-based awards.

Article 5.	Shares Subject to the Plan.

5.1Number of Shares. Subject to adjustment as provided in Article 11.5, the maximum number of shares of Common Stock available for Incentives under the Plan shall be 560,000 shares of Common Stock, and the total number of shares of Common Stock that may be delivered pursuant to the exercise of ISOs granted under the Plan may not exceed 560,000. The maximum number of shares of Common Stock available for issuance under the Plan shall be reduced by the full number of shares of Common Stock covered by Incentives granted under the Plan. This reduction shall include the full number of shares of Common Stock covered by an Incentive Agreement, regardless of whether (i) any shares of Common Stock are tendered in payment of the exercise or strike or purchase price of any Option or SAR or other Incentive, (ii) any such Option, SAR, or other Incentive covering shares of Common Stock under the Plan ultimately is settled in cash or by delivery of shares of Common Stock (either by share netting, an attestation process, or actual delivery), (iii) shares of Common Stock were used to satisfy any tax withholdings, or (iv) shares of Common Stock were repurchased by the Company with Option or SAR proceeds. If, however, any Incentive granted under this Plan terminates, expires, is forfeited because any performance or time-based vesting requirements were not satisfied, or lapses for any reason, any shares of Common Stock subject to such Incentive shall again be available for a grant of an Incentive Award under the Plan.

5.2Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or previously-issued shares now held as treasury shares.

5.3Annual Award Limits. The following limits (twice that limit for awards that are granted to any one Participant in any one Plan Year in which the Participant first commences employment or service) (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under this Plan (based on the highest level of achievement resulting in the maximum payout):

a.	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

b.	SARs: The maximum aggregate number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

2

c.
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

d.
Performance Units or Performance Shares: The maximum aggregate number of Performance Units or Performance Shares that a Participant may be awarded in any one Plan Year shall be two hundred fifty thousand (250,000) Shares. Up to two and one-half Shares (or the cash value of two and one-half Shares) may be issued with respect to a Performance Unit or Performance Share, depending on the level of performance.

e.
Cash-Based Awards or other stock-based awards: The maximum aggregate amount awarded with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed one million ($1,000,000) dollars determined as of the date of grant. The maximum aggregate amount awarded with respect to other Stock-Based Awards to any one Participant in any one Plan Year may not exceed two hundred fifty thousand (250,000) Shares.

f.
Outside Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to an Outside Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Incentives payable in shares of Common Stock that may be granted under the Plan to an individual as compensation for services as an Outside Director during any fiscal year of the Company shall not exceed $100,000. For avoidance of doubt, compensation shall count towards this limit for the fiscal year in which it was granted, and not when later earned or distributed.

5.4Minimum Vesting Period. Notwithstanding anything else contained herein to the contrary, no Incentive may vest sooner than one (1) year from the date of grant, and no Incentive award or grant document may waive or supersede this minimum; provided, however, that the foregoing minimum vesting period shall not apply to Incentives involving an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock that may be delivered in connection with Incentives (as set forth in this Article 5).

5.5Section 162(m) Transition Rule. If and to the extent that the Committee grants an Incentive that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, prior to the enactment of the Tax Cuts and Jobs Act of 2017, or grants an Incentive in substitution for any such Incentive, then the Incentive shall be (i) subject to such terms and conditions as are required for the Incentive to continue to qualify under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code under the Tax Cuts and Jobs Act of 2017, as the Committee shall determine, (ii) the Incentive will be administered by a sub-committee of the Committee which is comprised of two or more members that qualify as

3

“outside directors” under Section 162(m) of the Code prior to the enactment of the Tax Cuts and Jobs Act of 2017, and (iii) none of the provisions of the Plan shall apply to such Incentive to the extent such provisions would result in the Incentive no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code prior to the Tax Cuts and Jobs Act of 2017.

Article 6.	Stock Options.

A stock option is a right to purchase shares of Common Stock from MidSouth. Stock options granted under this Plan may be ISOs or NQOs. Any option that is designated as a NQO shall not be treated as an ISO. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Article 11.5; provided that in no event shall the option price be less than the Fair Market Value of a share of Common Stock on the date of grant.

6.2Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment under Article 11.5.

6.3Duration and Time for Exercise. The term and exercisability of each stock option shall be determined by the Committee, which may also accelerate the exercisability of any stock option.

6.4Repurchase. Upon approval of the Committee, unless prohibited by Section 6.7 below, MidSouth may repurchase a previously granted stock option from a participant before it has been exercised by payment to the participant of the amount per share by which the Fair Market Value (as defined in Article 13) of the Common Stock subject to the option on the date of purchase exceeds the exercise price.

6.5Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to MidSouth specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares in United States dollars. The price may be paid (a) by cash, uncertified or certified check or bank draft, (b) by delivery of shares of Common Stock held by the optionee in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by MidSouth (with a copy to MidSouth) to promptly deliver to MidSouth the amount of sale or loan proceeds to pay the exercise price, (d) by means of a “net exercise” procedure pursuant to which shares of Common Stock may be withheld from delivery under the stock option or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

4

6.6Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as ISOs (as is defined in Section 422 of the Code):

a.
Any ISO agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as ISOs.

b.	All ISOs must be granted within ten years from the date on which this Plan was adopted by the Board originally.

c.	Unless sooner exercised, all ISOs shall expire no later than ten years after the date of grant.

d.	The option price for ISOs shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

e.
No ISO shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation unless the option price is not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and, unless sooner exercised, such options expire no later than five years after the date of grant.

f.
The aggregate Fair Market Value (determined with respect to each ISO as of the time such ISO is granted) of the Common Stock with respect to which ISO are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company or any Subsidiary) shall not exceed $100,000. To the extent this $100,000 limitation is exceeded, the options that relate to the excess shall be treated as NQOs.

6.7Repricing; Cancellation and Re-Grant of Incentives. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Incentive under the Plan, (ii) provide for the exchange of an Option, SAR or other purchase right granted under the Plan for cash or any other Incentive when the exercise price or strike or purchase price of such Option. Stock Appreciation Right or purchase right, respectively, is greater than or equal to the Fair Market Value of a share of Common Stock or (iii) cancel and re-grant any outstanding Incentive under the Plan in a manner that would constitute a repricing of such Incentive under applicable accounting rules, in each case unless the stockholders of the MidSouth have approved such an action within twelve (12) months prior to such an event; provided, however, that this provision shall not prevent cancellations of Incentives upon expiration or termination of such Incentives and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 5.1 hereof.

5

6.8No Dividends on Stock Options. No dividends or dividend equivalents may be granted or paid with respect to any stock options granted under the Plan.

Article 7.	Restricted Stock and Restricted Stock Units.

7.1Grant of Restricted Stock or Restricted Stock Units. The Committee may award shares of restricted stock and/or RSUs as it determines pursuant to Article 3. An award may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the Plan.

7.2The Restricted Period. Subject to Section 5.4, at the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares shall be restricted (the “Restricted Period”). Each award of restricted stock may have a different Restricted Period.

7.3Escrow. The participant receiving restricted stock and/or RSUs shall enter into an Incentive Agreement with MidSouth setting forth the conditions of the grant. Shares of restricted stock will be registered in the name of the participant via the Direct Registration System (DRS), which is a form of “book-entry” ownership, with MidSouth’s transfer agent. For the Restricted Period, the shares shall have an accompanying notation or shall otherwise be accompanied by a legend in substantially the following form:

“The transferability of these shares registered in the Direct Registration System or represented by this certificate are subject to the terms (including conditions of forfeiture) of the MidSouth Bancorp 2018 Long-term Incentive Plan and an agreement entered into between the registered owner and MidSouth Bancorp, Inc. thereunder. Copies of the Plan and agreement are on file and available for inspection at the principal office of the Company.

7.4Dividends on Restricted Stock and RSUs. Notwithstanding anything else contained herein to the contrary, dividends may accrue with respect to unvested Restricted Stock and RSUs, but will not be paid or issued until such Restricted Stock or RSU is fully vested and the shares of Common Stock are issued and such shares of Restricted Stock are no longer subject to any vesting requirements or repurchase rights on behalf of MidSouth. In such case, the dividends may be deemed reinvested in additional unvested Restricted Stock or RSUs which remain subject to the same Restricted Period to which the unvested Restricted Stock or RSUs to which the dividends related or accumulated and paid in cash if and at the same time as the Restricted Period lapses for the unvested Restricted Stock or RSUs to which the dividends related. For the avoidance of doubt, dividend payouts are prohibited on unvested Restricted Stock and RSU Incentives.

7.5Forfeiture. If any shares of restricted stock and/or RSUs are forfeited under the Incentive Agreement (including any additional accrued shares that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be canceled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Article 11.5 due to a recapitalization, merger or other change in capitalization.

6

7.6Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Article 7.2 and in the Incentive Agreement, the restrictions applicable to the Restricted Stock and/or RSUs shall lapse and the restriction will be removed and the number of shares of restricted stock and/or RSU with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant’s estate, as the case may be.

7.7Rights as a Shareholder. Subject to the Plan and Section 7.4, each participant receiving restricted stock shall have all the rights of a shareholder with respect to such stock during any period in which such stock is subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such stock. Subject to the Plan and Section 7.4, no participant shall, as a result of receiving a grant of RSUs, have any rights as a stockholder until and then only to the extent the RSUs are settled in shares of Common Stock, unless the Incentive Agreement specifically provides otherwise.

Article 8.	Stock Appreciation Rights.

A SAR is a right to receive, without payment to MidSouth, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Article 8.4. A SAR may be granted with respect to any stock option granted under the Plan concurrently with the grant of such option (as to all or any portion of the shares of Common Stock subject to the option) or alone without reference to any related option. Each SAR granted by the Committee under the Plan shall be subject to the following terms and conditions:

8.1Number. The SAR shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to Article 5.1 and subject to adjustment as provided in Article 11.5. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

8.2Duration and Time for Exercise. The term and exercisability of each SAR shall be determined by the Committee. Unless otherwise provided by the Committee in the Incentive Agreement, each SAR issued in connection with a stock option shall become exercisable at the same time or times, to the same extent and upon the same conditions as the related stock option. No participant may be granted SARs with respect to an ISO (under this plan or any other plan of the Company) which are exercisable for the first time by the participant during any calendar year for more than $100,000; if the limitation is exceeded, the options that relate to the excess shall be treated as NQOs. The Committee may in its discretion accelerate the exercisability of any SAR at any time.

8.3Exercise. A SAR may be exercised, in whole or in part, by giving written notice to MidSouth, specifying the number of SARs that the holder wishes to exercise. MidSouth shall, within 30 days of receipt of notice of exercise, deliver to the exercising holder certificates for the shares of Common Stock or shall cause such number of shares of Common Stock to be registered in the

7

name of the participant via the DRS with MidSouth’s transfer agent, or shall deliver cash, or both, as determined by the Committee, to which the holder is entitled pursuant to Article 8.4.

8.4Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of an SAR shall be determined by dividing:

a.
the number of shares as to which the SAR is exercised multiplied by the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the Exercise Date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Article 11.5 ); by

b.	the Fair Market Value of a share of Common Stock on the Exercise Date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the Exercise Date of any or all of the shares that otherwise would be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the Exercise Date or to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date. Notwithstanding anything else contained herein to the contrary, no dividends or dividend equivalents may be paid or granted with respect to any SARs granted under the Plan.

8.5Stockholder Rights. No participant shall, as a result of receiving a SAR, have any rights as a stockholder unless and until the date the SAR is exercised and then only to the extent that the SAR is settled by the issuance of shares of Common Stock.

Article 9.	Performance Shares and Performance Units.

A performance share or performance unit consists of an award that may be paid in shares of Common Stock or in cash, as described below. Subject to Section 5.4, the award of performance shares and performance units shall be subject to such terms and conditions as the Committee deems appropriate.

9.1Performance Objectives. Each performance share and performance unit will be subject to performance objectives for MidSouth or one of its subsidiaries, divisions or departments to be achieved by the end of a specified period. The Committee shall set performance goals and objectives in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units that will be paid out to the participant. Examples of such performance objectives are provided in Article 11.12 except that any Incentives intended to constitute “qualified performance-based compensation” under the transition rule for Section 162(m)

8

of the Code must be based on one or more of the performance objectives set forth therein. The number of performance shares and/or performance units awarded shall be determined by the Committee as described in this Section 9.1 and may be subject to such terms and conditions as it shall determine. If the performance objectives are achieved, each participant will be paid (a) a number of shares of Common Stock equal to the number of performance shares initially granted to him or her; (b) a cash payment equal to the Fair Market Value of such number of shares of Common Stock on the date the performance objectives are met or such other date as may be provided by the Committee or (c) a combination of shares of Common Stock and cash, as may be provided by the Committee. Notwithstanding the foregoing, unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the performance objectives achieved or waived. To the extent a performance share or performance unit is intended to qualify as performance based compensation under Section 162(m) of the Code transition rule, it must meet the additional requirements imposed thereby. With respect to any Incentive that is intended to require the satisfaction of a performance objective, the Committee shall interpret the Plan, and such Incentive shall not be paid until the Committee shall first have certified in writing that the performance objective(s) have been satisfied. All decisions, determinations, interpretations and actions taken by the Committee regarding the Plan and regarding the achievement of performance objectives shall be conclusive and binding on all parties concerned. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

9.2Not a Shareholder. Except as set forth in Section 9.3, the award of performance shares and performance units to a participant shall not create any rights in such participant as a shareholder of MidSouth, until the payment of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.

9.3Dividend Equivalents. A performance share and performance unit award may only be granted in conjunction with dividend equivalent payment rights or other such rights. Dividend equivalent payments may only be accumulated and made to the participant at the end of the specified performance period provided such performance objectives and other terms and conditions have been satisfied or may be deemed to be reinvested in additional performance shares or performance units at the Fair Market Value of a share of Common Stock on the date of payment of the dividend or issuance of the right and subject to the same performance and other terms and conditions as the performance shares or performance units to which the dividends related. Notwithstanding anything else contained herein to the contrary, dividend equivalents may accrue with respect to unvested performance shares and performance unit awards, but will not be paid or issued until such performance shares or performance unit awards are fully vested and the performance shares or performance units are issued and such performance shares or performance units are no longer subject to any vesting requirements or repurchase rights on behalf of the Company. For the avoidance of doubt, dividend equivalent payouts are prohibited on unvested performance shares or performance units.

Article 10.	Cash-Based Awards; Other Stock-Based Awards.

9

10.1Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards in such amounts and upon such terms as the Committee may determine. Subject to Section 5.4, the Committee may grant a Cash-Based Award with a period that covers such number of calendar or fiscal years as the Committee shall determine and set forth in the Award Agreement. A Cash-Based Award may be subject to substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon satisfaction of such terms and achievement of such objectives as the Committee shall determine and set forth in the Incentive Agreement. A Cash-Based Award shall become payable no later than the 15th day of the third month following the end of the taxable year of the Participant, or the fiscal year of the Company, in which the Participant’s rights under such Cash-Based Award are no longer subject to a substantial risk of forfeiture.

10.2Other Stock-Based Awards. The Committee is authorized to grant such other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such other stock-based awards. Except as provided by the Committee, shares delivered pursuant to a purchase right granted under this Section 10.2 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, shares of Common Stock, outstanding Incentives or other property, as the Committee shall determine, provided, however, that the purchase price of shares subject to an other-stock-based award in the nature of purchase rights must be no less than the Fair Market Value of the Common Stock as of the date of grant of the award. Subject to the prohibition against repricings and Section 5.4, the Committee may grant shares of Common Stock as bonus shares or in lieu of any cash otherwise payable under bonuses.

Article 11.	General.

11.1Duration. Subject to Article 11.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

11.2Transferability of Incentives. No Incentives granted under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a domestic relations court order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.

Incentives may be exercised during the lifetime of a participant only by the participant, by the participant’s guardian or legal representative or by a permitted transferee as provided below. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

Notwithstanding the foregoing, to the extent provided in the Incentive Agreement, Incentives

10

(other than ISOs and corresponding Incentives), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Participant means any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant and/or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Participant and/or members of his or her Immediate Family; and the “Immediate Family” of a Participant means the Participant’s spouse, any person sharing the Participant’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Incentive may be exercised by such transferee in accordance with the terms of the Incentive Agreement. If so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution with respect to any Incentive upon the death of the Participant. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to and consistent with the provisions of the Plan and any applicable Incentive Agreement, except to the extent the Plan and Incentive Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

11.3Effect of Termination of Employment or Death. If an employee participant ceases to be an employee of the Company or an Outside Director for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

11.4Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) MidSouth may, if it determines it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to MidSouth a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time MidSouth further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to MidSouth.

11.5Adjustment. In the event of any merger, consolidation or reorganization of MidSouth with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan and outstanding Incentives, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled

11

pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

11.6Incentive Agreements. The terms of each Incentive shall be stated in an electronic or written agreement approved by the Committee.

11.7Withholding. At any time that a participant is required to pay to the Company an amount that is the minimum (that will not result in adverse financial accounting consequences) required to be withheld under the applicable income and employment tax laws in connection with the issuance of shares of Common Stock or payment of cash under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee’s right of disapproval, satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the “Tax Date”).

Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election is not permitted to be made with respect to such shares of restricted stock.

A participant may also satisfy his or her total tax liability related to an Incentive by delivering shares of Common Stock that are held by the participant. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.

The participant will be responsible to pay to the Company in cash, or have withheld from any cash payments, any amounts to be withheld under applicable income and employment tax laws in connection with an Incentive to the extent not paid as described above.

11.8No Continued Employment. No participant shall have any right, because of his or her participation, to continue in the employ or service of the Company or any of its subsidiaries for any period of time or to any right to continue his or her present or any other rate of compensation.

11.9Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment (other than pursuant to an option or SAR) may be deferred at the option of the participant if provided in the Incentive Agreement and to the extent permitted pursuant to Section 409A of the Code.

12

11.10Extension of Term of Incentive. Notwithstanding any provision of the Plan providing for the maximum term of an Incentive, in the event any Incentive would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Incentive (or provide for such in the applicable Incentive Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Incentive, provided such extension (i) is permitted by law, (ii) does not violate Section 409A of the Code with respect to the Incentive, and (iii) does not otherwise adversely impact the tax consequences of the Incentive (such as ISOs and related Incentives).

11.11Amendment of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair in a materially-adverse way, without the consent of the recipient, an Incentive previously granted; and provided further, that an amendment to (i) materially increase the number of shares of Common Stock issuable through the Plan, (ii) materially modify the eligibility requirements, (iii) materially increase the benefits under the Plan or (iv) change the performance conditions or related limits set forth in the Plan for Incentives that are intended to be performance-based compensation under the special transition rule of Section 162(m) of the Code, must be approved by the shareholders of MidSouth.

11.12Performance Objectives Defined. The Plan permits performance goals to be based on one or more objective business criteria, which may include the following: revenue, earnings (including earnings before interest, taxes, depreciation and amortization), operating income, net income, profit margins, earnings per share, return on assets, return on equity, return on average equity, return on tangible equity, net interest margin, economic value-added, stock price, volume of business, market share, book value, expense management, cash flow, customer satisfaction, credit quality, credit performance, employee retention, compliance standards, and any other industry based criteria utilized in measuring the performance of a financial services company.

Article 12.	Change of Control.

(a)	A Change of Control shall mean:

(1)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of more than 30% of the outstanding voting power with respect to the election of directors (“Voting Securities”); provided, however, that for purposes of this subsection (i), no Change of Control will be over as a result of acquisition of Voting Securities: (a) directly from or by the Company, (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (c) by any corporation pursuant to a transaction that complies with clauses a), b) and c) of subsection (iii) of this Section; or

(2)	individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease

13

for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(3)
consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination,

(i)
all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock and the Voting Securities of the Company immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this clause) and clauses b) and c), shall include a corporation that as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries), and

(ii)
except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

14

(iv)	approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

(b)
Treatment of Incentives in Connection with a Change in Control. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Incentives shall be assumed by, or substituted with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event that the surviving corporation in a Change in Control refuses to assume or substitute for an Incentive, the Incentive will become fully vested or exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Incentives shall lapse, provided that any Incentives subject to performance-based vesting shall vest based on the greater of (i) actual performance as of the Change in Control or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control. Unless the Incentives shall be assumed by, or substituted with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee, without the need for the consent of any Participant may either (i) allow all Participants to exercise such options, SARs and purchase rights, to the extent then exercisable or to become exercisable upon the transaction, within a reasonable period prior to the consummation of the Change in Control and cancel any such Incentives that remain unexercised upon consummation of the Change in Control, and/or (ii) cancel any or all of such outstanding Incentives in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Participant would have received (net of the exercise or purchase price with respect to any options, SARs or purchase rights) if such vested Incentives were settled or distributed, or such vested options, SARs and purchase rights were exercised, immediately prior to the consummation of the Change in Control. Options, SARs and purchase rights with exercise or purchase prices that equal or exceed the then Fair Market Value of the shares of Common Stock in the transaction may be cancelled without any consideration therefor.

Article 13.	Definition of Fair Market Value.

“Fair Market Value” of Common Stock shall be determined for purposes of this Plan, as follows: (a) if it is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share on such exchange or quotation system on the applicable date, or if no sale shall have been made on that day, on the next preceding day on which there was a sale; (b) if it is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (c) if it is not regularly quoted, the fair market value of a share on the applicable date as established by the Committee in good faith.

15

Article 14.	Clawback Provision.

All Incentives (whether vested or unvested) shall be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of any national securities exchange or system on which the Common Stock is then listed or reported or the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, which could in certain circumstances require repayment or forfeiture of Incentives or any shares of Common Stock or other cash or property received with respect to the Incentives (including any value received from a disposition of the shares of Common Stock acquired upon payment of the Incentives).

Article 15.	Banking Regulatory Provision.

All Incentives shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which MidSouth or any subsidiary thereof is subject.

Article 16.	Non-Qualified Deferred Compensation.

It is intended that Incentives that are granted under the Plan be exempt from treatment as “non-qualified deferred compensation” subject to Section 409A of the Code. Towards that end, all Incentives are intended to contain such terms as will qualify the Incentives for one or more exemptions from Section 409A of the Code. The terms of the Plan and all Incentives shall be construed consistent with such intent. Notwithstanding the foregoing, however, the Company shall not be liable to any participant or any other person if an Incentive is subject to Section 409A of the Code or the participant or other person is otherwise subject to any additional tax, interest or penalty for failure of an Incentive to comply with, or be exempt from, Section 409A of the Code.

The time and form of payment of an Incentive shall be as set forth in the Incentive Agreement. If the time of payment is not set forth in the Incentive Agreement, and the Incentive is not otherwise exempt from Section 409A of the Code, then the time of payment shall be within two and one-half months after the end of the later of the calendar year or fiscal year of the Company that employs the participant in which the Incentive becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code. NQOs and SARs are intended to be exempt stock rights under Section 409A of the Code. ISOs and restricted stock are exempt by definition from Section 409A of the Code.

Article 17.	Effective Date.

The Plan shall become effective (the “Effective Date”) at such time as the Board of Directors of MidSouth approve the Plan, contingent upon the approval of the shareholders of the Company by a majority of the votes cast at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. Incentives may be awarded on and after the Effective Date, except no Restricted Stock may be granted and no Incentives may be settled in shares of Common Stock unless and until the shareholders so approve the Plan.

16

MidSouth Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Central Time, on May 29, 2018.

Vote by Internet

- Go to **www.envisionreports.com/MSL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the Nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

+

1. Election of Three (3) Class I Directors: 01 - Jake Delhomme 02 - D. Michael Kramer 03 - Timothy J. Lemoine

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	1 Year	2 Years	3 Years	Abstain
4. Approval of a Non-binding advisory resolution on the frequency of future advisory votes on the compensation of our Named Executive Officers.	☐	☐	☐	☐

6. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by the proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized persons. If a partnership, please sign in partnership name by authorized persons.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

02TJUC

17

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The Proxy Statement and the 2017 Annual Report to Shareholders are available at:
http://www.edocumentview.com/MSL

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

MidSouth Bancorp, Inc.

Proxy — MIDSOUTH BANCORP, INC.

Annual Meeting of Shareholders — May 30, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jay Angelle and Angela Rivers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MidSouth Bancorp, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 30, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy will be voted as specified. If no specific directions are given, this proxy will be voted FOR the nominees named, FOR the 2018 Long-term Incentive Compensation Plan, FOR the non-binding advisory resolution on the compensation of our Named Executive Officers, FOR every "1 year" with respect to the frequency of future advisory votes on the compensation of our Named Executive Officers, and FOR the ratification of the appointment of Porter Keadle Moore, LLC (PKM) as the Company's independent registered public accounting firm for the year ending December 31, 2018.

(Continued and to be marked, dated and signed, on the other side)

18

MidSouth Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet

- Go to **www.envisionreports.com/MSL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

MidSouth Bancorp, Inc. Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the MidSouth Bancorp, Inc. Annual Shareholder's Meeting to be Held on Wednesday, May 30, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Form 10-K are available at:

www.envisionreports.com/MSL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/MSL** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before Wednesday, May 9, 2018 to facilitate timely delivery.

2 N O T

02TJXB

19

MidSouth Bancorp, Inc. Meeting Notice

MidSouth Bancorp, Inc. Annual Meeting of Shareholders will be held on Wednesday, May 30, 2018 at our corporate offices, located at 102 Versailles Boulevard, Lafayette, LA 70501, at 10:00 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Three (3) Class I Directors:
   - Jake Delhomme
   - D. Michael Kramer
   - Timothy J. Lemoine
2. Approval of the 2018 Long-term Incentive Compensation Plan
3. Approval of a Non-binding advisory resolution on the compensation of our Named Executive Officers
4. Approval of a Non-binding advisory resolution on the frequency of future advisory votes on the compensation of our Named Executive Officers
5. Ratification of the appointment of Porter Keadle Moore, LLC (PKM) as the Company's independent registered public accounting firm for the year ending December 31, 2018.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2018 Annual Meeting

Directions to the MidSouth Bancorp, Inc.
2018 annual meeting are available on our website at

midsouthbank.com

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/MSL**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials MidSouth Bancorp, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by Wednesday, May 9, 2018.

02TJXB

20